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Exhibit (a)(1)(A)

        Offer to Purchase for Cash by

TIER REIT, Inc.

of

Up to $50 million in Value of Shares of its Common Stock

At a Purchase Price of Not Greater Than $21.00 Nor Less Than $19.00 Per Share

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON AUGUST 19, 2015, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH TIME AND DATE, AS THEY MAY BE EXTENDED,
THE "EXPIRATION DATE").

        TIER REIT, Inc., a Maryland corporation that has elected to be taxed as a real estate investment trust (a "REIT") for U.S. federal income tax purposes (the "Company", "we", or "us"), hereby offers to purchase for cash up to $50 million in value of shares of its common stock, par value $0.0001 per share ("Common Stock"), at a price specified by the tendering stockholders of not greater than $21.00 nor less than $19.00 per share of Common Stock, net to the seller in cash, less any applicable withholding taxes and without interest, on the terms and subject to the conditions described in this Offer to Purchase and the related Letter of Transmittal, which, together with any amendments or supplements thereto, collectively constitute the "Offer".

        The Offer will expire at 11:59 p.m., New York City time, on August 19, 2015, unless the Offer is extended or withdrawn. You may tender all or a portion of your shares of Common Stock. You also may choose not to tender any of your shares of Common Stock. To tender your shares of Common Stock, you must follow the procedures, including choosing the price or prices at which you wish to tender your shares of Common Stock, described in this Offer to Purchase, the Letter of Transmittal and the other documents related to the Offer.

        On July 23, 2015, shares of our Common Stock were listed on the New York Stock Exchange (the "NYSE") and began trading under the symbol "TIER". Immediately after the listing, there were 50,061,336 shares of Common Stock issued and outstanding.

        Promptly after the Expiration Date, assuming the conditions to the Offer have been satisfied or waived, we will determine a single price per share of Common Stock (the "Purchase Price"), which will be not greater than $21.00 nor less than $19.00 per share of Common Stock, that we will pay, subject to "odd lot" priority and proration, for shares of Common Stock properly tendered in the Offer and not properly withdrawn, and accepted for payment, taking into account the number of shares of Common Stock tendered pursuant to the Offer and the prices specified by the tendering stockholders. The Purchase Price will be the lowest price per share of Common Stock (in increments of $0.25) of not greater than $21.00 nor less than $19.00 per share, at which shares of Common Stock have been properly tendered or have been deemed to be tendered in the Offer, that will enable the Company to purchase the maximum number of shares of Common Stock properly tendered in the Offer and not properly withdrawn having an aggregate purchase price not exceeding $50 million (or such lesser number if less than $50 million in value of shares of Common Stock are properly tendered after giving effect to any shares of Common Stock properly withdrawn). All shares of Common Stock purchased in the Offer will be purchased at the same Purchase Price regardless of whether the stockholder tendered at a lower price. However, because of the "odd lot" priority and proration provisions described in this Offer to Purchase, all of the shares of Common Stock tendered at or below the Purchase Price may not be purchased if shares of Common Stock having an aggregate value in excess of $50 million are properly tendered and not properly withdrawn.

        Only shares of Common Stock properly tendered at prices at or below the Purchase Price, and not properly withdrawn, will be eligible to be purchased. Shares of Common Stock tendered but not purchased pursuant to the Offer will be returned promptly following the Expiration Date. See Section 3, "Procedures for Tendering Shares of Common Stock", and Section 4, "Withdrawal Rights".

        We will not accept shares of Common Stock subject to conditional tenders, such as acceptance of all or none of the shares of Common Stock tendered by any tendering stockholder. No fractional shares of Common Stock will be purchased in the Offer. If any shares of Common Stock tendered are not purchased for any reason, the Letter of Transmittal with respect to such shares of Common Stock not purchased will be of no force or effect and shares of Common Stock tendered through the Depository Trust Company's ("DTC") Automated Tender Offer Program ("ATOP") system (pursuant to Section 3, "Procedures for Tendering Shares of Common Stock") will be credited at our expense to the account maintained with DTC by the participant who delivered the shares of Common Stock.

        We expressly reserve the right, in our sole discretion, to change the Purchase Price range and/or to increase or decrease the value of shares of Common Stock sought in the Offer, subject to applicable law. In accordance with the rules of the Securities and Exchange Commission (the "SEC"), we may increase the number of shares of Common Stock accepted for payment in the Offer by up to 2% of the outstanding shares of Common Stock without amending or extending the Offer. See Section 1, "Number of Shares of Common Stock; Purchase Price; Proration; Odd Lots", Section 3, "Procedures for Tendering Shares of Common Stock", and Section 4, "Withdrawal Rights".

        At the maximum price of $21.00 per share of Common Stock, we could purchase approximately 2,380,952 shares of Common Stock if the Offer is fully subscribed, which would represent approximately 4.8% of our issued and outstanding shares as of immediately after the listing of the Common Stock on the NYSE on July 23, 2015 (the "Listing Time"). At the minimum price of $19.00 per share of Common Stock, we could purchase approximately 2,631,578 shares of Common Stock if the Offer is fully subscribed, which would represent approximately 5.3% of our issued and outstanding shares as of immediately after the Listing Time. See Section 1, "Number of Shares of Common Stock; Purchase Price; Proration; Odd Lots".

        Subject to the applicable rules and regulations of the SEC, we expressly reserve the right, in our sole discretion, at any time and from time to time, (a) to extend the period of time during which the Offer is open and thereby delay acceptance for payment of, and the payment for, any shares of Common Stock, subject to the restrictions below, (b) to increase or decrease the value of shares of Common Stock sought in the Offer, (c) to amend the Offer in any respect prior to the Expiration Date, and (d) if any condition specified in Section 6, "Conditions of the Offer", is not satisfied or waived prior to the Expiration Date, to terminate the Offer and not accept any shares of Common Stock for payment. Notice of any such extension, amendment or termination will be distributed promptly to stockholders in a manner reasonably designed to inform them of such change in compliance with Rule 13e-4(e)(3) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In the case of an extension of the Offer, such extension will be followed by a press release or other public announcement which will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date, in accordance with Rule 14e-1(d) under the Exchange Act. See Section 1, "Number of Shares of Common Stock; Purchase Price; Proration; Odd Lots", Section 3, "Procedures for Tendering Shares of Common Stock", and Section 4, "Withdrawal Rights".

        The Offer is not conditioned upon the receipt of financing or any minimum number of shares of Common Stock being tendered. The Offer is, however, subject to a number of other terms and conditions. See Section 6, "Conditions of the Offer".

        Because July 23, 2015 was the first day on which the shares of Common Stock were traded on the NYSE, we cannot provide a market price for the shares of Common Stock. Tendering stockholders whose shares of Common Stock are accepted for payment will lose the opportunity to trade such shares of Common Stock and the chance to participate in any future market upside and future growth of the Company with respect to such shares of Common Stock and will lose the right to receive any future distributions or dividends that we may pay. The trading price of our shares of Common Stock on the NYSE may be higher or lower than the Purchase Price. Stockholders are urged to obtain current market quotations for the Common Stock before deciding whether and at what price or prices to tender their shares. See Section 7, "Price Range of Shares of Common Stock; Distributions".

        We intend to fund the Purchase Price for shares of Common Stock accepted for payment pursuant to the Offer, and related fees and expenses, from available cash and/or borrowings under our existing credit facility (the "Credit Facility"). See Section 8, "Source and Amount of Funds".

        ALTHOUGH OUR BOARD OF DIRECTORS HAS AUTHORIZED THE OFFER, NONE OF THE COMPANY, ANY MEMBER OF OUR BOARD OF DIRECTORS, THE DEALER MANAGERS, THE PAYING AGENT, THE DEPOSITARY, THE INFORMATION AGENT (EACH AS DEFINED HEREIN) OR ANY OF THEIR RESPECTIVE AFFILIATES HAS MADE, OR IS MAKING, ANY RECOMMENDATION TO YOU AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING YOUR SHARES OF COMMON STOCK OR AS TO THE PRICE OR PRICES AT WHICH YOU MAY CHOOSE TO TENDER YOUR SHARES. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR SHARES, HOW MANY SHARES TO TENDER AND THE PRICE OR PRICES AT WHICH YOU MAY CHOOSE TO TENDER THEM. IN DOING SO, YOU SHOULD READ CAREFULLY THE INFORMATION IN OR INCORPORATED BY REFERENCE INTO THIS OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL, INCLUDING SECTION 2, "PURPOSE OF THE OFFER; CERTAIN EFFECTS OF THE OFFER; PLANS OR PROPOSALS". YOU ARE URGED TO DISCUSS YOUR DECISION WITH YOUR TAX ADVISOR, FINANCIAL ADVISOR AND/OR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE.

        IF YOUR TENDERED SHARES OF COMMON STOCK ARE ACCEPTED AND YOU ARE A U.S. HOLDER (AS DEFINED IN SECTION 13, "MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES"), THE RECEIPT OF CASH FOR YOUR TENDERED SHARES WILL BE A TAXABLE TRANSACTION FOR U.S. FEDERAL INCOME TAX PURPOSES AND GENERALLY WILL BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES EITHER AS A (A) SALE OR EXCHANGE GENERALLY ELIGIBLE FOR CAPITAL GAIN OR LOSS TREATMENT OR (B) DISTRIBUTION IN RESPECT OF STOCK FROM THE COMPANY TAXABLE AS ORDINARY INCOME TO THE EXTENT IT IS OUT OF THE COMPANY'S CURRENT OR ACCUMULATED EARNINGS AND PROFITS (AND NOT DESIGNATED BY US AS A CAPITAL GAIN DIVIDEND OR QUALIFIED DIVIDEND INCOME).

        . IF YOU ARE A NON-U.S. HOLDER (AS DEFINED IN SECTION 13, "MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES"), WE WILL WITHHOLD ON THE PAYMENT OF CASH FOR YOUR TENDERED SHARES. SEE SECTION 13, "MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES". WE URGE YOU TO CONSULT YOUR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE OFFER TO PURCHASE.

        NONE OF THE SEC, ANY STATE SECURITIES COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THE OFFER, PASSED UPON THE MERITS OR FAIRNESS OF THE OFFER OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION INCLUDED OR INCORPORATED BY REFERENCE INTO THIS OFFER TO PURCHASE AND ANY RELATED DOCUMENTS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        Questions and requests for assistance by institutional stockholders may be directed to J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, the dealer managers for the Offer (the "Dealer Managers"), and questions and requests for assistance by retail stockholders may be directed to Georgeson Inc., the information agent for the Offer (the "Information Agent"), in each case at the telephone numbers and addresses set forth on the back cover page of this Offer to Purchase. Stockholders may also contact their broker, dealer, commercial bank, trust company or other nominee and/or financial advisor for assistance concerning the Offer.

        You may request additional copies of this Offer to Purchase, the Letter of Transmittal and other Offer documents from the Information Agent at the telephone numbers and address on the back cover page of this Offer to Purchase. The Information Agent will promptly furnish to stockholders additional copies of these materials at the Company's expense.

The Dealer Managers for the Offer are:
J.P. Morgan Securities LLC	Wells Fargo Securities, LLC
383 Madison Avenue New York, New York 10179 Call Toll Free: (877) 371-5947	375 Park Avenue New York, New York 10152 Call: (212) 214-6400 Call Toll Free: (877) 450-7515
Offer to Purchase dated July 23, 2015

 IMPORTANT

        WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR SHARES OF COMMON STOCK IN THE OFFER OR AS TO THE PRICE OR PRICES AT WHICH YOU MAY CHOOSE TO TENDER YOUR SHARES IN THE OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION IN, OR INCORPORATED BY REFERENCE INTO, THIS OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL OR IN THE OTHER DOCUMENTS TO WHICH WE HAVE REFERRED YOU. OUR DELIVERY OF THIS OFFER TO PURCHASE SHALL NOT UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION IN THIS OFFER TO PURCHASE IS CORRECT AS OF ANY DATE OTHER THAN THE DATE OF THIS OFFER TO PURCHASE OR THAT THERE HAVE BEEN NO CHANGES IN THE INFORMATION IN OR INCORPORATED BY REFERENCE INTO THIS OFFER TO PURCHASE OR IN THE AFFAIRS OF THE COMPANY OR ANY OF ITS SUBSIDIARIES SINCE THE DATE HEREOF. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION IN CONNECTION WITH THE OFFER OTHER THAN THE INFORMATION IN THIS OFFER TO PURCHASE OR THE RELATED LETTER OF TRANSMITTAL. IF ANYONE MAKES ANY RECOMMENDATION OR GIVES ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY THE COMPANY, ANY MEMBER OF OUR BOARD OF DIRECTORS, THE DEALER MANAGERS, THE PAYING AGENT, THE DEPOSITARY, THE INFORMATION AGENT OR ANY OF OUR OR THEIR RESPECTIVE AFFILIATES.

        THIS OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION, AND YOU SHOULD CAREFULLY READ BOTH IN THEIR ENTIRETY BEFORE MAKING A DECISION WITH RESPECT TO THE OFFER.

        If you want to tender all or a portion of your shares of Common Stock, you must do one of the following prior to 11:59 p.m., New York City time, on August 19, 2015, or any later time and date to which the Offer may be extended:

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  Holders whose shares of Common Stock are Held by Brokers:  if your shares of Common Stock are registered in the name of a broker, dealer, commercial bank, trust company or other nominee at the commencement of the Offer, or transferred while the Offer is open, contact such nominee and have such nominee tender your shares of Common Stock for you according to the procedures described in Section 3, "Procedures for Tendering Shares of Common Stock";

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  Registered Holders:  if you hold shares of Common Stock in book-entry form as a registered holder in your own name, complete and sign a Letter of Transmittal (or a manually signed photocopy of the Letter of Transmittal) according to its instructions and deliver it (by regular mail or overnight courier), together with any required signature guarantees and any other documents required by the Letter of Transmittal, to Computershare Trust Company, N.A., the depositary for the Offer (the "Depositary"), at the address shown on the Letter of Transmittal; or

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  DTC Participants:  if you are an institution participating in DTC, tender your shares of Common Stock according to the procedure for book-entry transfer through DTC's ATOP system described in Section 3, "Procedures for Tendering Shares of Common Stock".

        If a broker, dealer, commercial bank, trust company or other nominee holds your shares of Common Stock, it likely has an earlier deadline for you to act to instruct it to accept the Offer on your behalf. We urge you to contact such nominee to find out its deadline.

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        We recommend that you consult your broker, dealer, commercial bank, trust company or other nominee and/or your financial advisor to determine the status of your account and the best way to tender your shares of Common Stock. If you have any questions related to how that status impacts how you may tender your shares of Common Stock, please contact the Information Agent, Georgeson Inc., at (800) 457-0759. If you have any questions related to the status of the shares of Common Stock in your book-entry account, or need to confirm the number of shares held in your book-entry account, please call the Company's transfer agent, DST Systems, Inc., at (844) 782-0585 or contact your financial advisor.

        Notwithstanding anything contained in this Offer to Purchase, the Letter of Transmittal or any other documents relating to the Offer, brokers, dealers, commercial banks, trust companies and other nominees and DTC participants are not required to, and should not, submit a written notice of withdrawal in connection with the withdrawal of any tender submitted through DTC's ATOP system. DTC participants should submit any documentation required for processing through the ATOP system. All tenders and withdrawals through DTC's ATOP system must be completed in accordance with the terms and conditions of the ATOP system.

        If you want to tender your shares of Common Stock but you cannot comply with the procedure for book-entry transfer through DTC's ATOP system by the Expiration Date or if time will not permit delivery of all required documents to the Depositary prior to the Expiration Date, you may still tender your shares of Common Stock if you comply with the guaranteed delivery procedure described in Section 3, "Procedures for Tendering Shares of Common Stock".

        Stockholders properly tendering shares of Common Stock at $19.00 per share (the minimum purchase price pursuant to the Offer) can reasonably expect to have at least a portion of such shares of Common Stock purchased at the Purchase Price if any shares of Common Stock are purchased pursuant to the Offer (subject to the provisions relating to "odd lot" priority and proration).

        We are not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the Offer or the acceptance of shares of Common Stock pursuant to the Offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with the applicable law. If, after such good faith effort, we cannot comply with the applicable law, the Offer will not be made to, nor will tenders be accepted from or on behalf of, stockholders residing in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on our behalf by the Dealer Managers or by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

SUMMARY TERM SHEET

        We are providing this summary term sheet for your convenience. This summary term sheet highlights certain material information in this Offer to Purchase, but does not describe all of the details of the Offer to the same extent described elsewhere in this Offer to Purchase. To understand the Offer fully, and for a more complete description of the terms and conditions of the Offer, you should read carefully this entire Offer to Purchase, the Letter of Transmittal and any amendments or supplements thereto. We have included in this summary term sheet references to the sections of this Offer to Purchase where you will find a more complete description of the topics in this summary term sheet.

Who is offering to purchase my shares of Common Stock?

        TIER REIT, Inc., which we refer to as the "Company", "we", or "us".

What will be the purchase price for the shares of Common Stock and what will be the form of payment?

        We are conducting this Offer by means of a procedure commonly called a modified "Dutch auction". We are offering to purchase for cash up to $50 million in value of our common stock, par value $0.0001 per share (the "Common Stock"), at a price specified by the tendering stockholders of not greater than $21.00 nor less than $19.00 per share of Common Stock, net to the seller in cash, less any applicable withholding taxes and without interest, on the terms and subject to the conditions described in this Offer to Purchase and the related Letter of Transmittal, which, together with any amendments or supplements thereto, collectively constitute the "Offer". Promptly after 11:59 p.m., New York City time, on August 19, 2015, unless the Offer is extended or withdrawn (such time and date, as they may be extended, the "Expiration Date"), we will, on the terms and subject to the conditions described in the Offer, determine a single price per share (the "Purchase Price"), which will be not greater than $21.00 nor less than $19.00 per share, that we will pay, subject to proration, for shares of Common Stock properly tendered in the Offer and not properly withdrawn, and accepted for payment, taking into account the number of shares of Common Stock tendered pursuant to the Offer and the prices specified by the tendering stockholders.

        The Purchase Price will be the lowest price per share of Common Stock (in increments of $0.25) of not greater than $21.00 nor less than $19.00 per share, at which shares of Common Stock have been properly tendered or have been deemed to be tendered in the Offer, that will enable the Company to purchase the maximum number of shares of Common Stock properly tendered in the Offer and not properly withdrawn having an aggregate purchase price not exceeding $50 million (or such lesser number if less than $50 million in value of shares of Common Stock are properly tendered after giving effect to any shares of Common Stock properly withdrawn).

        All shares of Common Stock purchased in the Offer will be purchased at the same Purchase Price regardless of whether the stockholder tendered at a lower price. However, because of the "odd lot" priority and proration provisions described in this Offer to Purchase, all of the shares of Common Stock tendered at or below the Purchase Price may not be purchased if shares of Common Stock having an aggregate value in excess of $50 million are properly tendered and not properly withdrawn.

        We will publicly announce the Purchase Price promptly after we have determined it. On the terms and subject to the conditions of the Offer (including the proration and "odd lot" provisions), promptly following the Expiration Date, we will pay the Purchase Price in cash, less any applicable withholding taxes and without interest, to all stockholders who have properly tendered (and have not properly withdrawn) their shares of Common Stock at prices equal to or less than the Purchase Price. See Section 1 "Number of Shares of Common Stock; Purchase Price; Proration; Odd Lots". We will not purchase any shares of Common Stock tendered at a price above the Purchase Price.

        We will not accept shares of Common Stock subject to conditional tenders, such as acceptance of all or none of the shares of Common Stock tendered by any tendering stockholder. No fractional shares of Common Stock will be purchased in the Offer.

How many shares of Common Stock is the Company offering to purchase?

        We are offering to purchase, at the Purchase Price, shares of Common Stock properly tendered in the Offer and not properly withdrawn up to a maximum aggregate purchase price of $50 million. Because the Purchase Price will be determined after the Expiration Date, the number of shares of Common Stock that will be purchased will not be known until after that time. At the maximum price of $21.00 per share of Common Stock, we could purchase approximately 2,380,952 shares of Common Stock if the Offer is fully subscribed, which would represent approximately 4.8% of our issued and outstanding shares as of immediately after the listing of the Common Stock on the NYSE on July 23, 2015 (the "Listing Time"). At the minimum price of $19.00 per share of Common Stock, we could purchase approximately 2,631,578 shares of Common Stock if the Offer is fully subscribed, which would represent approximately 5.3% of our issued and outstanding shares as of immediately after the Listing Time. See Section 1, "Number of Shares of Common Stock; Purchase Price; Proration; Odd Lots".

        We expressly reserve the right, in our sole discretion, to change the Purchase Price and to increase or decrease the value of shares of Common Stock sought in the Offer, subject to applicable law. In accordance with the rules of the Securities and Exchange Commission (the "SEC"), we may increase the number of shares of Common Stock accepted for payment in the Offer by up to 2% of the outstanding shares of Common Stock without amending or extending the Offer. See Section 1, "Number of Shares of Common Stock; Purchase Price; Proration; Odd Lots".

        The Offer is not conditioned upon the receipt of financing or any minimum number of shares of Common Stock being tendered. The Offer is, however, subject to a number of other terms and conditions. See Section 6, "Conditions of the Offer".

How was the price range under the Offer determined?

        We determined the price range under the Offer based on consultations among our management, our advisors and our Board of Directors. Based on such consultations, we arrived at the price range of $19.00 to $21.00 per share of Common Stock, which we believe is a range within which our stockholders might sell their shares to the Company and within which we can prudently effect repurchases for the benefit of the Company on behalf of its stockholders. The actual value and trading price of the Common Stock following the listing on the NYSE may be lower or higher than the range at which we are offering to purchase shares of Common Stock.

        Stockholders are urged to obtain current market quotations for the shares of Common Stock before deciding whether and at what price or prices to tender their shares. See Section 7, "Price Range of Shares of Common Stock; Distributions".

When and how will the Company pay for my tendered shares of Common Stock that are accepted for payment pursuant to the Offer?

        We will publicly announce the preliminary results of the Offer, including the Purchase Price and any expected proration, promptly after the Expiration Date, and we will publicly announce the final results of the Offer promptly after they are determined. In the event of proration, the Paying Agent will determine the proration factor and pay for those tendered shares of Common Stock accepted for payment promptly after the final results are determined.

        We will pay for shares of Common Stock accepted pursuant to the Offer by depositing the aggregate Purchase Price in cash, less any applicable withholding taxes and without interest, with

Computershare Trust Company, N.A., the paying agent for the Offer (the "Paying Agent"), which will act as your agent for the purpose of receiving payments from the Company and transmitting such payments to you. In all cases, payment for shares of Common Stock tendered and accepted for payment pursuant to the Offer will be made only after (a) timely receipt by Computershare Trust Company, N.A., the depositary for the Offer (the "Depositary"), of a properly completed and duly executed Letter of Transmittal (or a manually signed photocopy of the Letter of Transmittal), including any required signature guarantees, or an Agent's Message (as defined below) in lieu of the Letter of Transmittal, and any other documents required by the Letter of Transmittal, including documents required pursuant to the guaranteed delivery procedures, and (b) solely with respect to tenders through the Automated Tender Offer Program ("ATOP") procedures of The Depository Trust Company ("DTC"), a timely confirmation of the book-entry transfer of the shares of Common Stock into the Paying Agent's account at DTC. See Section 3, "Procedures for Tendering Shares of Common Stock", and Section 5, "Purchase of Shares of Common Stock and Payment of Purchase Price".

        We intend to fund the Purchase Price for shares of Common Stock accepted for payment pursuant to the Offer, and related fees and expenses, from available cash and/or borrowings under our existing Credit Facility. See Section 8, "Source and Amount of Funds".

How long do I have to tender my shares of Common Stock?

        You may tender your shares of Common Stock until the Offer expires on the Expiration Date. If a broker, dealer, commercial bank, trust company or other nominee holds your shares of Common Stock, it likely has an earlier deadline for you to act to instruct it to accept the Offer on your behalf. We urge you to contact such nominee to find out its deadline. See Section 1, "Number of Shares of Common Stock; Purchase Price; Proration; Odd Lots", and Section 3, "Procedures for Tendering Shares of Common Stock".

Can the Offer be extended, amended or terminated and, if so, under what circumstances?

        We can extend the Offer, in our sole discretion, at any time, subject to applicable laws. We may, however, decide not to extend the Offer. If we were to extend the Offer, we cannot indicate, at this time, the length of any extension that we may provide. If we extend the Offer, we will delay the acceptance of any shares of Common Stock that have been tendered. We can also amend or terminate the Offer under certain circumstances. See Section 6, "Conditions of the Offer", and Section 14, "Extension of the Offer; Termination; Amendment".

How will I be notified if the Offer is extended, amended or terminated?

        If the Offer is extended, we will issue a press release announcing the extension and the new expiration date no later than 9:00 a.m., New York City time, on the first business day after the previously scheduled expiration date. We will promptly announce any other amendment to or termination of the Offer by issuing a press release announcing the amendment or termination. See Section 14, "Extension of the Offer; Termination; Amendment".

What is the purpose of the Offer?

        In considering the Offer, our Board of Directors reviewed, with the assistance of management and our advisors, our results of operations, financial position and capital requirements, general business conditions, legal, tax, regulatory and contractual constraints or restrictions and other factors our Board of Directors deemed relevant. Following such review, our Board of Directors determined that the Offer is a prudent use of our financial resources.

        The Company believes that the modified "Dutch auction" tender offer set forth in this Offer to Purchase represents an efficient way to return capital to stockholders who wish to receive cash for all or a portion of their shares of Common Stock. The Offer provides stockholders with an opportunity to obtain liquidity with respect to all or a portion of their shares of Common Stock. The Offer also provides stockholders with an efficient way to sell their shares of Common Stock without incurring most broker's fees or commissions associated with open market sales. In addition, stockholders who wish to achieve a greater percentage of equity ownership in the Company will be able to do so by not tendering their shares of Common Stock in the Offer. If the Company completes the Offer, stockholders who retain all or a disproportionate portion of their shares of Common Stock will have a greater percentage ownership in the Company and its future earnings and assets, while also bearing the attendant risks associated with owning shares of Common Stock. See Section 2, "Purpose of the Offer; Certain Effects of the Offer; Plans or Proposals". Furthermore, any Odd Lot Holder (as defined below) will avoid any applicable "odd lot" discounts that might otherwise be payable on sales of such holder's shares if they are tendered and accepted for payment pursuant to the Offer.

        Although we have no current plans to do so, after completing the Offer, we may consider from time to time, subject to approval by our Board of Directors, various forms of stock repurchases after taking into account the results of the Offer, our results of operations, financial position and capital requirements, general business conditions, legal, tax, regulatory and contractual constraints or restrictions and other factors our Board of Directors deems relevant. These purchases may be made from time to time at the discretion of our management on the open market, through privately negotiated transactions or other self-tender offers, and may be on the same terms or on terms and prices that are more or less favorable to stockholders than the terms of this Offer. There is no assurance that we will commence any form of stock repurchase, including an additional tender offer or offers. See Section 2, "Purpose of the Offer; Certain Effects of the Offer; Plans or Proposals".

What is the effect of the listing of the shares of Common Stock on the NYSE?

        Since the shares of Common Stock have been listed on the NYSE, stockholders who choose not to tender their shares should be able to freely liquidate their investments in the Company; however, the value of their shares will be subject to market volatilities. Tendering stockholders whose shares of Common Stock are accepted for payment will lose the opportunity to trade such shares and the chance to participate in any future market upside and future growth of the Company with respect to such shares of Common Stock and will lose the right to receive any future distributions or dividends that we may pay. The trading price of our shares of Common Stock on the NYSE may be higher or lower than the Purchase Price. The purchase of shares of Common Stock pursuant to the Offer will reduce our "public float" (the number of shares of Common Stock owned by non-affiliated stockholders and available for trading in the securities markets), and may reduce the number of our stockholders. See Section 2, "Purpose of the Offer; Certain Effects of the Offer; Plans or Proposals", and Section 7, "Price Range of Shares of Common Stock; Distributions".

What are the conditions to the Offer?

        Our obligation to accept for payment and pay for shares of Common Stock tendered in the Offer depends upon a number of conditions that must be satisfied or waived (to the extent permitted by law) on or prior to the Expiration Date, including that:

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  no action, suit, proceeding or application by any government or governmental, regulatory or administrative agency, authority or tribunal or by any other person, domestic, foreign or supranational, before any court, authority, agency, other tribunal or arbitrator or arbitration panel shall have been instituted or shall be pending, nor shall we have received notice of any such action, that directly or indirectly (1) challenges or seeks to challenge, restrain, prohibit, delay or otherwise affect the making of the Offer, the acquisition by the Company of some or all of the shares of Common Stock pursuant to the Offer or otherwise relates in any manner to the Offer or seeks to obtain damages in respect of the Offer, (2) seeks to make the purchase of, or payment for, some or all of the shares of Common Stock pursuant to the Offer illegal or may prohibit, restrict or delay our ability to accept for payment or pay for some or all of the shares of Common Stock, (3) otherwise, in our reasonable judgment, could reasonably be expected to materially adversely affect the business, properties, assets, liabilities, capitalization, stockholders' equity, financial condition, operations, results of operations or prospects of us or any of our subsidiaries or affiliates, or (4) otherwise, in our reasonable judgment, could reasonably be expected to adversely affect us or any of our subsidiaries or affiliates or the value of our shares of Common Stock;

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  our acceptance for payment for, purchase of or payment for any shares of Common Stock tendered in the Offer shall not violate or conflict with, or otherwise be contrary to, any applicable law, statute, rule, regulation, decree or order;

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  no action shall have been taken nor any statute, rule, regulation, judgment, decree, injunction or order (preliminary, permanent or otherwise) shall have been proposed, sought, enacted, entered, promulgated, enforced or deemed to be applicable to the Offer or the Company or any of our subsidiaries by any court, other tribunal, government or governmental agency or other regulatory or administrative authority or body, domestic or foreign, which (1) indicates that any approval, waiver or other action of any such court, other tribunal, agency, authority or body may be required in connection with the Offer or the purchase of shares of Common Stock thereunder and which has not been obtained or taken, as applicable, (2) is reasonably likely to make the purchase of, or payment for, some or all of the shares of Common Stock pursuant to the Offer illegal or to prohibit, restrict or delay consummation of the Offer, (3) is reasonably likely to delay or restrict our ability, or render us unable, to accept for payment or pay for some or all the shares of Common Stock to be purchased pursuant to the Offer, (4) materially impairs, in our reasonable judgment, the contemplated benefits of the Offer to us, (5) seeks to impose limitations on our or our affiliates' ability to acquire or hold or to exercise full rights of ownership, including, but not limited to, our affiliates' right to vote their shares of Common Stock on all matters validly presented to our stockholders, or (6) otherwise could reasonably be expected to materially adversely affect our business, properties, assets, liabilities, capitalization, stockholders' equity, condition (financial or otherwise), operations, licenses, franchises, permits, permit applications, results of operations or prospects or any of our subsidiaries or affiliates;

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  no general suspension of trading in, or limitation on prices for, securities on any United States national securities exchange or in the over-the-counter market, declaration of a banking moratorium or any suspension of payments in respect of commercial banks in the United States, whether or not mandatory, or any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency, authority or body on, or any event that is likely, in our reasonable judgment, to materially adversely affect the extension of credit by commercial banks or other lending institutions in the United States (or if existing at the time of commencement of the Offer, a material worsening thereof) shall have occurred;

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  no commencement or escalation, on or after the date of this Offer to Purchase, of war, armed hostilities or other international or national calamity, including, but not limited to, an act of terrorism directly or indirectly involving the United States or any other jurisdiction in which we or any of our subsidiaries maintains an office or conducts business (or if existing at the time of commencement of the Offer, a material worsening thereof) shall have occurred;

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  no change, condition, event or development, or any condition, event or development involving a prospective change, in general political, market, economic, financial or industry conditions in the United States or internationally that, in our reasonable judgment, has, or could reasonably be expected to have, a material adverse effect on the business, properties, assets, liabilities, capitalization, stockholders' equity, condition (financial or otherwise), operations, licenses, franchises, permits, permit applications, results of operations or prospects of the Company and our subsidiaries, taken as a whole, on the value of or trading in the shares of Common Stock, on our ability to consummate the Offer or on the benefits of the Offer to the Company (or if existing at the time of commencement of the Offer, a material worsening thereof), shall have occurred;

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  no change, condition, event or development (including any act of nature or man-made disaster), or any condition, event or development involving a prospective change, in the business, properties, assets, liabilities, capitalization, stockholders' equity, condition (financial or otherwise), operations, licenses, permits, permit applications, results of operations or prospects of the Company or any of our subsidiaries that, in our reasonable judgment, has, or could reasonably be expected to have, a material adverse effect on the Company and our subsidiaries, taken as a whole, on the value of or trading in the shares of Common Stock, on our ability to consummate the Offer or on the benefits of the Offer to the Company (or if existing at the time of commencement of the Offer, a material worsening thereof), shall have occurred;

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  no decrease or increase of more than 10% in the market price for the shares of Common Stock or in the Dow Jones Industrial Average, New York Stock Exchange Index, NASDAQ Composite Index or the Standard and Poor's 500 Composite Index measured from the close of trading on the date of this Offer to Purchase to the open of trading on the Expiration Date, shall have occurred;

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  no tender or exchange offer for any or all of the outstanding shares of Common Stock (other than the Offer), or any merger, acquisition, business combination or other similar transaction with or involving the Company or any of our subsidiaries, shall have been proposed, announced or made by any person or entity or shall have been publicly disclosed after the date of this Offer to Purchase, nor shall we have entered into a definitive agreement or an agreement in principle with any person with respect to a merger, acquisition, business combination or other similar transaction;

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  we shall not have become aware that any entity, "group" (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or person (1) has acquired or proposes to acquire beneficial ownership of more than 5% of the outstanding shares of Common Stock, whether through the acquisition of stock, the formation of a group, the grant of any option or right (options for and other rights to acquire shares of Common Stock that are acquired or proposed to be acquired being deemed to be immediately exercisable or convertible for purposes of this clause), or otherwise (other than by virtue of consummation of the Offer or anyone who publicly disclosed such ownership in a filing with the SEC on or before the date of this Offer to Purchase), (2) who has filed a Schedule 13D or Schedule 13G with the SEC on or before the date of this Offer to Purchase, has acquired or proposes to acquire, whether through the acquisition of shares of Common Stock, the formation of a group, the grant of any option or right (options for and other rights to acquire shares of Common Stock that are acquired or proposed to be acquired being deemed to be immediately exercisable or convertible for purposes of this clause), or otherwise (other than by virtue of consummation of the Offer), beneficial ownership of an additional 1% or more of the outstanding shares of Common Stock or (3) shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, reflecting an intent to acquire us or any of our subsidiaries or any of our subsidiaries' assets or securities;

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  no approval, permit, authorization, favorable review, consent or waiver of or filing with any domestic or foreign governmental or regulatory authority, agency or body, or any third party consent or notice, required to be obtained or made in connection with the Offer shall not have been obtained or made on terms and conditions satisfactory to the Company in our reasonable judgment;

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  we shall not have determined that the consummation of the Offer and the purchase of the shares of Common Stock pursuant to the Offer is likely, in our reasonable judgment, to cause the shares of Common Stock to be (1) held of record by less than 300 persons, (2) delisted from the NYSE, or, (3) eligible for deregistration under the Exchange Act; or

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  we shall not have determined, in our reasonable judgment, that the consummation of the Offer or the purchase of shares of Common Stock from any stockholder could jeopardize our qualification and taxation as a real estate investment trust for U.S. federal income tax purposes, including, for example, if a repurchase could be considered a 'preferential dividend' under the Code.

        The Offer is subject to these conditions, which are described in greater detail in Section 6, "Conditions of the Offer". Each of these conditions is for our sole benefit and may be asserted or waived by the Company, in whole or in part, at any time and from time to time in our discretion prior to the Expiration Date. In certain circumstances, if we waive any of the conditions described above, we may be required to extend the Expiration Date. The Offer is not conditioned on the receipt of financing or any minimum number of shares of Common Stock being tendered.

How do I tender my shares of Common Stock?

        If you want to tender all or a portion of your shares of Common Stock, you must do one of the following prior to the Expiration Date:

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  Holders whose Shares of Common Stock are Held by Brokers:  if your shares of Common Stock are registered in the name of a broker, dealer, commercial bank, trust company or other nominee at the commencement of the Offer, or transferred while the Offer is open, contact such nominee and have it tender your shares for you;

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  Registered Holders:  if you hold shares of Common Stock in book-entry form as a registered holder in your own name, complete and sign a Letter of Transmittal (or a manually signed photocopy of the Letter of Transmittal) according to its instructions, including any required signature guarantees, and deliver it (by regular mail or overnight courier) and any other documents required by the Letter of Transmittal to the Depositary at the address shown on the Letter of Transmittal; or

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  DTC Participants:  if you are an institution participating in DTC, tender your shares of Common Stock according to the procedure for book-entry transfer through DTC's ATOP system described in Section 3, "Procedures for Tendering Shares of Common Stock".

        If a broker, dealer, commercial bank, trust company or other nominee holds your shares of Common Stock, it likely has an earlier deadline for you to act to instruct it to accept the Offer on your behalf. We urge you to contact such nominee to find out its deadline.

        We recommend that you consult your broker, dealer, commercial bank, trust company or other nominee and/or your financial advisor to determine the status of your account and the best way to tender your shares of Common Stock. If you have any questions related to how that status impacts how you may tender your shares of Common Stock, please contact the Information Agent, Georgeson Inc., at (800) 457-0759. If you have any questions related to the status of the shares of Common Stock in your book-entry account, or need to confirm the number of shares of Common Stock held in your book-entry account, please call the Company's transfer agent, DST Systems, Inc., at (844) 782-0585 or contact your financial advisor.

        If you want to tender your shares of Common Stock but you cannot comply with the procedure for book-entry transfer through DTC's ATOP system by the Expiration Date or if time will not permit delivery of all required documents to the Depositary prior to the Expiration Date, you may still tender your shares of Common Stock if you comply with the guaranteed delivery procedure described in Section 3, "Procedures for Tendering Shares of Common Stock".

        You may contact the Information Agent, the Dealer Managers or your broker, dealer, commercial bank, trust company or other nominee for assistance. The contact information for the Information Agent and the Dealer Managers is on the back cover page of this Offer to Purchase.

        The method of delivery of all documents, including the Letter of Transmittal and any other required documents, including delivery through DTC, is at the sole election and risk of the tendering stockholder. Shares of Common Stock will be deemed tendered only when all required documents are received by the Depositary (including by book-entry confirmation). If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

        IF YOU WANT TO TENDER ALL OR A PORTION OF YOUR SHARES OF COMMON STOCK, YOU MUST DELIVER THE LETTER OF TRANSMITTAL, OR AN AGENT'S MESSAGE (AS DEFINED BELOW) IN LIEU OF THE LETTER OF TRANSMITTAL, AND OTHER REQUIRED DOCUMENTS TO THE DEPOSITARY. ANY DOCUMENTS DELIVERED TO THE COMPANY, THE DEALER MANAGERS, THE INFORMATION AGENT, DTC OR ANY OTHER PERSON WILL NOT BE FORWARDED TO THE DEPOSITARY AND WILL NOT BE DEEMED TO BE PROPERLY TENDERED.

        See Section 3, "Procedures for Tendering Shares of Common Stock", and the instructions to the Letter of Transmittal.

Has the Board of Directors or the Company adopted a position on the Offer?

        Although our Board of Directors has authorized the Offer, none of the Company, any member of our Board of Directors, the Dealer Managers, the Paying Agent, the Depositary, the Information Agent (each as defined herein) or any of their respective affiliates has made, or is making, any recommendation to you as to whether to tender or refrain from tendering your shares of Common Stock or as to the price or prices at which you may choose to tender your shares. You must make your own decision as to whether to tender your shares, how many shares to tender and the price or prices at which you may choose to tender them. In doing so, you should read carefully the information in or incorporated by reference into this Offer to Purchase and the related Letter of Transmittal, including Section 2, "Purpose of the Offer; Certain Effects of the Offer; Plans or Proposals". You are urged to discuss your decision with your tax advisor, financial advisor and/or broker, dealer, commercial bank, trust company or other nominee.

Do the Company's directors or executive officers intend to tender their shares of Common Stock in the Offer?

        None of our directors or executive officers intends to tender any of his or her shares of Common Stock in the Offer.

How do holders of restricted stock units participate in the Offer?

        Holders of restricted stock units may not tender the underlying shares of Common Stock of such units in the Offer unless and until the restrictions on such units have lapsed and such units have been settled in shares of Common Stock. See Section 3, "Procedures for Tendering Shares of Common Stock".

How do holders of shares of restricted stock participate in the Offer?

        Holders of restricted shares of Common Stock may not tender such restricted shares of Common Stock in the Offer unless and until such shares of Common Stock have vested. See Section 3, "Procedures for Tendering Shares of Common Stock".

How do holders of options participate in the Offer?

        Holders of outstanding stock options may not tender such stock options in the Offer. Holders of vested stock options may exercise options and tender the shares of Common Stock received upon exercise into the Offer. See Section 3, "Procedures for Tendering Shares of Common Stock".

What happens if the number of shares of Common Stock tendered in the Offer would result in an aggregate purchase price of more than $50 million?

        Upon the terms and subject to the conditions of the Offer, if the number of shares of Common Stock properly tendered at or below the Purchase Price and not properly withdrawn prior to the Expiration Date would result in an aggregate purchase price of more than $50 million, we will purchase shares of Common Stock:

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  first, from all Odd Lot Holders (as defined below) who properly tender all of their shares of Common Stock at or below the Purchase Price and do not properly withdraw them prior to the Expiration Date; and

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  second, from all other stockholders who properly tender shares of Common Stock at or below the Purchase Price and do not properly withdraw them prior to the Expiration Date, on a pro rata basis, with appropriate adjustments to avoid the purchase of fractional shares of Common Stock, until we have purchased shares of Common Stock resulting in an aggregate purchase price of $50 million.

        See Section 1, "Number of Shares of Common Stock; Purchase Price; Proration; Odd Lots", Section 3, "Procedures for Tendering Shares of Common Stock", and Section 4, "Withdrawal Rights".

        Because of the "odd lot" priority and proration provisions described above, it is possible that we will not purchase all of the shares of Common Stock that you tender even if you tender them at or below the final Purchase Price.

If I own fewer than 100 shares of Common Stock and I tender all of my shares of Common Stock, will I be subject to proration?

        If you own, beneficially or of record, fewer than 100 shares of Common Stock in the aggregate, you properly tender all of these shares of Common Stock at or below the Purchase Price prior to the Expiration Date, you complete the section entitled "Odd Lots" in the Letter of Transmittal or an Agent's Message (as defined below), and if applicable, in the Notice of Guaranteed Delivery, and all conditions to the Offer are satisfied or waived, we will purchase all of your shares of Common Stock without subjecting them to proration. See Section 1, "Number of Shares of Common Stock; Purchase Price; Proration; Odd Lots".

Once I have tendered shares of Common Stock in the Offer, can I withdraw my tender?

        Yes. You may withdraw your tendered shares of Common Stock at any time prior to the Expiration Date, or such later time and date to which we may extend the Offer. In addition, unless we have already accepted your tendered shares of Common Stock for payment, you may withdraw your tendered shares of Common Stock at any time at or after 12:01 a.m., New York City time, on September 17, 2015. See Section 4, "Withdrawal Rights".

How do I withdraw shares of Common Stock previously tendered?

        To properly withdraw shares of Common Stock registered in book-entry form in your name (i.e., if you are a holder who is the record and beneficial owner of the shares of Common Stock), you must deliver (by regular mail, overnight courier or a manually signed facsimile transmission), prior to the Expiration Date, a properly completed and duly executed notice of withdrawal as discussed in more detail in Section 4, "Withdrawal Rights". Some other requirements apply if your shares of Common Stock have been tendered under the procedure for book-entry transfer through DTC's ATOP system set forth in Section 3, "Procedures for Tendering Shares of Common Stock". If you have tendered your shares of Common Stock by giving instructions to a broker, dealer, commercial bank, trust company or other nominee, you must instruct that entity to arrange for the timely withdrawal of your shares of Common Stock. See Section 4, "Withdrawal Rights".

What will happen if I do not tender my shares of Common Stock?

        Stockholders who do not participate in the Offer will retain their shares of Common Stock and, if the Company completes the Offer, their relative ownership interest in the Company will automatically increase. See Section 2, "Purpose of the Offer; Certain Effects of the Offer; Plans or Proposals".

What will happen to fractional shares of Common Stock in connection with the Offer?

        No fractional shares of Common Stock will be purchased in the Offer. The Company recently cashed out fractional shares in connection with the Reverse Stock Split but as a result of transfers made after the effective date of the Reverse Stock Split, some stockholders may continue to hold fractional shares of Common Stock after the completion of the Offer. See Section 10, "Interests of Directors, Executive Officers and Affiliates; Transactions and Arrangements Concerning the Shares of Common Stock".

What is the market price for the shares of Common Stock?

        Because July 23, 2015 was the first day on which the shares of Common Stock were traded on the NYSE, we cannot provide a market price for the shares of Common Stock. Tendering stockholders whose shares of Common Stock are accepted for payment will lose the opportunity to trade such shares of Common Stock and the chance to participate in any future market upside and future growth of the Company with respect to such shares of Common Stock and will lose the right to receive any future distributions or dividends that we may pay. The trading price of our shares of Common Stock on the NYSE may be higher or lower than the Purchase Price. Stockholders are urged to obtain current market quotations for the Common Stock before deciding whether and at what price or prices to tender their shares. See Section 7, "Price Range of Shares of Common Stock; Distributions".

Will I have to pay brokerage fees and commissions if I tender my shares of Common Stock?

        If you are a holder of record of your shares of Common Stock and you tender your shares of Common Stock directly to the Depositary, you will not incur any brokerage fees or commissions. If you hold your shares of Common Stock through a broker, dealer, commercial bank, trust company or other nominee and that person tenders shares of Common Stock on your behalf, that person may charge you a fee for doing so. We urge you to consult your broker, dealer, commercial bank, trust company or other nominee to determine whether any such charges will apply. See Section 3, "Procedures for Tendering Shares of Common Stock".

What is the accounting treatment of the Offer?

        The purchase of shares of Common Stock pursuant to the Offer will result in a reduction of our stockholders' equity in an amount equal to the aggregate Purchase Price of the shares of Common

Stock we purchase and a corresponding reduction in cash and cash equivalents to the extent the Company uses existing cash and cash equivalents to pay all or a portion of the aggregate Purchase Price. To the extent the Company utilizes borrowings under the Credit Facility to pay all or a portion of the aggregate Purchase Price, the Offer will result in a corresponding increase in the Company's long term debt. See Section 3, "Procedures for Tendering Shares of Common Stock".

Are there any governmental or regulatory approvals, consents or filings to be made or obtained in connection with the Offer?

        We are not aware of any license or regulatory permit that is material to our business that might be adversely affected by our acquisition of shares of Common Stock as contemplated pursuant to the Offer, nor are we aware of any approval or other action by any government or governmental, administrative or regulatory authority, agency or body, domestic, foreign or supranational, that would be required for our acquisition or ownership of shares of Common Stock as contemplated by the Offer. Should any such approval or other action or notice filings be required, we presently contemplate that we will seek that approval or other action and make or cause to be made such notice filings. We cannot predict whether we will be required to delay the acceptance for payment of or payment for shares of Common Stock tendered in the Offer pending the outcome of any such approval or other action. There can be no assurance that any such approval or other action, if needed, would be obtained or would be obtained without substantial cost or conditions or that the failure to obtain the approval or other action might not result in adverse consequences to our business and financial condition. Our obligations pursuant to the Offer to accept for payment and pay for shares of Common Stock are subject to the satisfaction of certain conditions. See Section 6, "Conditions of the Offer".

What are the material U.S. federal income tax consequences if I tender my shares of Common Stock?

        The receipt of cash for your tendered shares of Common Stock will generally be treated for U.S. federal income tax purposes either as (1) a sale or exchange generally eligible for capital gain or loss treatment or (2) a distribution in respect of stock from the Company taxable as ordinary income to the extent it is out of the Company's earnings and profits (and not designated by us as a capital gain dividend or qualified dividend income). If you are a U.S. Holder, you should complete the IRS Form W-9 included as part of the Letter of Transmittal. Any tendering shareholder or other payee who is a U.S. Holder (or who fails to establish a status other than that of a U.S. Holder) and who fails to timely complete, sign and return to the Depositary the IRS Form W-9 included in the Letter of Transmittal (or other such form as may be applicable) may be subject to U.S. backup withholding tax. See Section 3. Non-U.S. Holders (as defined in Section 13) are urged to consult their tax advisors regarding the applicability of U.S. federal income tax withholding, including eligibility for a withholding tax reduction or exemption and the refund procedure, upon the cash received in exchange for Common Shares. We recommend that you review Section 13, "Material U.S. Federal Income Tax Consequences" and consult with your tax advisor with respect to your particular situation.

Will I have to pay stock transfer tax if I tender my shares of Common Stock?

        Generally, we will pay all stock transfer taxes unless payment is made to, or if shares of Common Stock not tendered or accepted for payment are to be registered in the name of, someone other than the registered holder, or tendered shares are registered in the name of someone other than the person signing the Letter of Transmittal. See Section 5, "Purchase of Shares of Common Stock and Payment of Purchase Price".

Following the Offer, will the Company continue as a public company?

        Yes. The Offer is conditioned upon, among other things, our having determined in our reasonable judgment that the consummation of the Offer will not cause the shares of Common Stock to be delisted from the NYSE or to be eligible for deregistration under the Exchange Act. See Section 2 "Purpose of the Offer; Certain Effects of the Offer; Plans or Proposals", Section 6, "Conditions of the Offer", and Section 11, "Effects of the Offer on the Market for Shares of Common Stock; Registration Under the Exchange Act".

Whom do I contact if I have questions about the Offer?

        Questions and requests for assistance by institutional stockholders may be directed to the Dealer Managers and questions and requests for assistance by retail stockholders may be directed to the Information Agent, in each case at the telephone numbers and addresses set forth on the back cover page of this Offer to Purchase. You may request additional copies of this Offer to Purchase, the Letter of Transmittal and other Offer documents from the Information Agent at the telephone numbers and address on the back cover page of this Offer to Purchase. The Information Agent will promptly furnish to stockholders additional copies of these materials at the Company's expense. Stockholders may also contact their broker, dealer, commercial bank, trust company or other nominee and/or financial advisor for assistance concerning the Offer.

 FORWARD-LOOKING STATEMENTS

Cautionary Note Regarding Forward-Looking Statements

        Certain statements in this Offer to Purchase constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Exchange Act. These forward-looking statements include discussion and analysis of the financial condition of TIER REIT, Inc. and its subsidiaries (which may be referred to herein as the "Company," "we," "us" or "our"), including our ability to rent space on favorable terms, our ability to address debt maturities and fund our capital requirements, our intentions to sell certain properties, the value of our assets, our anticipated capital expenditures, the amount and timing of any anticipated future cash distributions to our stockholders, and other matters. Words such as "may," "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "would," "could," "should" and variations of these words and similar expressions are intended to identify forward-looking statements.

        These forward-looking statements are not historical facts but reflect the intent, belief or current expectations of our management based on their knowledge and understanding of the business and industry, the economy and other future conditions. These statements are not guarantees of future performance, and we caution stockholders not to place undue reliance on forward-looking statements. Actual results may differ materially from those expressed or forecasted in the forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to the factors listed and described under Part I, Item 1A, "Risk Factors" in our Annual Report on Form 10-K filed with the SEC on March 11, 2015, in Part II, Item 1A, "Risk Factors" in our Quarterly Report on Form 10-Q filed with the SEC on May 5, 2015, and the factors described below:

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  our ability to complete the Offer;

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  the price at which the shares of Common Stock trade on the NYSE, which may be higher or lower than the final Purchase Price;

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  market disruptions and economic conditions experienced by the U.S. economy or real estate industry as a whole and the local economic conditions in the markets in which our properties are located;

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  our ability to renew expiring leases and lease vacant spaces at favorable rates or at all;

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  the inability of tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their businesses;

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  the availability of cash flow from operating activities to fund distributions and capital expenditures;

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  our ability to raise capital in the future by issuing additional equity or debt securities, selling our assets or otherwise to fund our future capital needs;

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  our ability to strategically acquire or dispose of assets on favorable terms, or at all;

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  our level of debt and the terms and limitations imposed on us by our debt agreements;

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  our ability to retain our executive officers and other key personnel;

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  unfavorable changes in laws or regulations impacting our business or our assets; and

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  factors that could affect our ability to qualify as a real estate investment trust for income tax purposes.

        Forward-looking statements in this Offer to Purchase reflect our management's view only as of the date of this Offer to Purchase, and may ultimately prove to be incorrect or false. Except as required by law, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

INTRODUCTION

        To the Stockholders of TIER REIT, Inc.:

        TIER REIT, Inc. (the "Company", "we", or "us") invites its stockholders to tender their shares of the Company's common stock, par value $0.0001 per share (the "Common Stock"), for purchase by us. Upon the terms and subject to the conditions of this Offer to Purchase and the related Letter of Transmittal, which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitute the "Offer", we are offering to purchase up to $50 million in value of shares of Common Stock pursuant to tenders at a price specified by the tendering stockholders of not greater than $21.00 nor less than $19.00 per share, net to the seller in cash, less any applicable withholding taxes and without interest.

        The Offer will expire at 11:59 p.m., New York City time, on August 19, 2015, unless the Offer is extended or withdrawn (such time and date, as they may be extended, the "Expiration Date"). You may tender all or a portion of your shares of Common Stock. You also may choose not to tender any of your shares of Common Stock. To tender your shares of Common Stock, you must follow the procedures, including choosing the price or prices at which you wish to tender your shares of Common Stock, described in this Offer to Purchase, the Letter of Transmittal and the other documents related to the Offer.

        Promptly after the Expiration Date, assuming the conditions to the Offer have been satisfied or waived, we will determine a single price per share (the "Purchase Price"), which will be not greater than $21.00 nor less than $19.00 per share of Common Stock, that we will pay, subject to "odd lot" priority and proration, for shares of Common Stock properly tendered in the Offer and not properly withdrawn, and accepted for payment, taking into account the number of shares of Common Stock tendered pursuant to the Offer and the prices specified by the tendering stockholders. The Purchase Price will be the lowest price per share of Common Stock (in increments of $0.25) of not greater than $21.00 nor less than $19.00 per share, at which shares of Common Stock have been properly tendered or have been deemed to be tendered in the Offer, that will enable the Company to purchase the maximum number of shares of Common Stock properly tendered in the Offer and not properly withdrawn having an aggregate purchase price not exceeding $50 million (or such lesser number if less than $50 million in value of shares of Common Stock are properly tendered after giving effect to any shares of Common Stock properly withdrawn).

        All shares of Common Stock purchased in the Offer will be purchased at the same Purchase Price regardless of whether the stockholder tendered at a lower price. However, because of the "odd lot" priority and proration provisions described in this Offer to Purchase, all of the shares of Common Stock tendered at or below the Purchase Price may not be purchased if shares of Common Stock having an aggregate value in excess of $50 million are properly tendered and not properly withdrawn.

        Only shares of Common Stock properly tendered at prices at or below the Purchase Price, and not properly withdrawn, will be eligible to be purchased. Shares of Common Stock tendered but not purchased pursuant to the Offer will be returned promptly following the Expiration Date. No fractional shares will be purchased in the Offer. See Section 3, "Procedures for Tendering Shares of Common Stock"; and Section 4, "Withdrawal Rights".

        We will not accept shares of Common Stock subject to conditional tenders, such as acceptance of all or none of the shares of Common Stock tendered by any tendering stockholder.

        Stockholders must complete, among other items, the section of the Letter of Transmittal relating to the price at which they are tendering shares of Common Stock in order to properly tender shares of Common Stock. See Section 3, "Procedures for Tendering Shares of Common Stock".

        Subject to the applicable rules and regulations of the Securities and Exchange Commission (the "SEC"), we expressly reserve the right, in our sole discretion, at any time and from time to time, (a) to extend the period of time during which the Offer is open and thereby delay acceptance for payment of, and the payment for, any shares of Common Stock (b) to increase or decrease the value of shares of Common Stock sought in the Offer, (c) to amend the Offer in any respect prior to the Expiration Date, and (d) if any condition specified in Section 6, "Conditions of the Offer", is not satisfied or waived prior to the Expiration Date, to terminate the Offer and not accept any shares of Common Stock for payment. Notice of any such extension, amendment or termination will be distributed promptly to stockholders in a manner reasonably designed to inform them of such change in compliance with Rule 13e-4(e)(3) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In the case of an extension of the Offer, such extension will be followed by a press release or other public announcement which will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date, in accordance with Rule 13e-4(e)(3) under the Exchange Act. See Section 1, "Number of Shares of Common Stock; Purchase Price; Proration; Odd Lots", Section 3, "Procedures for Tendering Shares of Common Stock", and Section 4, "Withdrawal Rights".

        THE OFFER IS NOT CONDITIONED UPON THE RECEIPT OF FINANCING OR ANY MINIMUM NUMBER OF SHARES OF COMMON STOCK BEING TENDERED. THE OFFER IS, HOWEVER, SUBJECT TO A NUMBER OF OTHER TERMS AND CONDITIONS. SEE SECTION 6 "CONDITIONS OF THE OFFER".

        ALTHOUGH OUR BOARD OF DIRECTORS HAS AUTHORIZED THE OFFER, NONE OF THE COMPANY, ANY MEMBER OF OUR BOARD OF DIRECTORS, THE DEALER MANAGERS, THE PAYING AGENT, THE DEPOSITARY, THE INFORMATION AGENT (EACH AS DEFINED HEREIN) OR ANY OF THEIR RESPECTIVE AFFILIATES HAS MADE, OR IS MAKING, ANY RECOMMENDATION TO YOU AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING YOUR SHARES OF COMMON STOCK OR AS TO THE PRICE OR PRICES AT WHICH YOU MAY CHOOSE TO TENDER YOUR SHARES. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR SHARES, HOW MANY SHARES TO TENDER AND THE PRICE OR PRICES AT WHICH YOU MAY CHOOSE TO TENDER THEM. IN DOING SO, YOU SHOULD READ CAREFULLY THE INFORMATION IN OR INCORPORATED BY REFERENCE INTO THIS OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL, INCLUDING SECTION 2, "PURPOSE OF THE OFFER; CERTAIN EFFECTS OF THE OFFER; PLANS OR PROPOSALS". YOU ARE URGED TO DISCUSS YOUR DECISION WITH YOUR TAX ADVISOR, FINANCIAL ADVISOR AND/OR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE.

        Upon the terms and subject to the conditions of the Offer, if the number of shares of Common Stock properly tendered at or below the Purchase Price and not properly withdrawn prior to the Expiration Date would result in an aggregate purchase price of more than $50 million, we will purchase shares of Common Stock:

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  first, from all holders of "odd lots" of less than 100 shares of Common Stock who properly tender all of their shares at or below the Purchase Price and do not properly withdraw them prior to the Expiration Date; and

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  second, from all other stockholders who properly tender shares of Common Stock at or below the Purchase Price and do not properly withdraw them prior to the Expiration Date, on a pro rata basis, with appropriate adjustments to avoid the purchase of fractional shares of Common Stock, until we have purchased shares of Common Stock resulting in an aggregate purchase price of $50 million.

        See Section 1, "Number of Shares of Common Stock; Purchase Price; Proration; Odd Lots", Section 3, "Procedures for Tendering Shares of Common Stock", and Section 4, "Withdrawal Rights".

        Because of the "odd lot" priority and proration provisions described above, it is possible that we will not purchase all of the shares of Common Stock that you tender even if you tender them at or below the final Purchase Price.

        The Purchase Price will be paid in cash, less any applicable withholding taxes and without interest, to tendering stockholders for all shares of Common Stock purchased. Tendering stockholders who hold shares of Common Stock in book-entry form registered in their own name and who tender their shares of Common Stock directly to Computershare Trust Company, N.A., the depositary for the Offer (the "Depositary"), will not be obligated to pay brokerage commissions, solicitation fees or, except as set forth in Section 5 hereof, stock transfer taxes on the purchase of shares of Common Stock by the Company pursuant to the Offer. See Section 5, "Purchase of Shares of Common Stock and Payment of Purchase Price". Stockholders holding shares of Common Stock in a brokerage account or otherwise through a broker, dealer, commercial bank, trust company or other nominee are urged to consult such nominee to determine whether any charges may apply if shares are tendered through such nominee and not directly to the Depositary. See Section 3, "Procedures for Tendering Shares of Common Stock".

        Also, any tendering stockholder or other payee who is a U.S. holder (as defined in Section 13, "Material U.S. Federal Income Tax Consequences") (or who fails to establish a status other than that of a U.S. Holder) and who fails to timely complete, sign and return to the Depositary the Internal Revenue Service ("IRS") Form W-9 included with the Letter of Transmittal (or such other IRS form as may be applicable) may be subject to U.S. federal backup withholding tax on the gross proceeds paid to the U.S. holder pursuant to the Offer. See Section 3 "Procedures for Tendering Shares of Common Stock". Also, see Section 13, "Material U.S. Federal Income Tax Consequences", regarding the material U.S. federal income tax consequences of the Offer.

        Holders of restricted stock units may not tender the underlying shares of Common Stock of such units in the Offer unless and until the restrictions on such units have lapsed and such units have been settled in shares of Common Stock. If the restrictions on such units have lapsed and such units have been settled in shares of Common Stock, you may tender some or all of such shares of Common Stock in the Offer. See Section 3, "Procedures for Tendering Shares of Common Stock".

        Holders of restricted shares of Common Stock may not tender such restricted shares of Common Stock in the Offer unless and until such shares of Common Stock have vested. If such shares of Common Stock have vested, you may tender some or all of such shares of Common Stock in the Offer. See Section 3, "Procedures for Tendering Shares of Common Stock".

        We are not offering, as part of the Offer, to purchase any outstanding stock options, and tenders of stock options will not be accepted. Holders of vested stock options may exercise their options and tender the shares of Common Stock received upon exercise into the Offer. Accordingly, we suggest that you exercise such options and satisfy the exercise price at least five days in advance of the Expiration Date in order to have time for the exercise to settle before the shares of Common Stock received upon exercise of the options may be tendered. An exercise of an option cannot be revoked even if shares of Common Stock received upon exercise thereof and tendered in the Offer are not purchased in the Offer for any reason. Such Common Stock not purchased in the Offer would be returned to you as Common Stock. See Section 3, "Procedures for Tendering Shares of Common Stock".

        We are not offering, as part of the Offer, to purchase any operating partnership units, and tenders of operating partnership units will not be accepted. Holders of operating partnership units may exercise their right to redeem the units and may, at the option of the Company, receive shares of Common Stock, which can be tendered in the offer. Accordingly, we suggest that you exercise such right to redeem the operating partnership units at least five days in advance of the Expiration Date in order to have time for the redemption to settle before the shares of Common Stock received upon such redemption may be tendered. An exercise of such redemption right cannot be revoked even if shares of Common Stock received upon redemption thereof and tendered in the Offer are not purchased in the Offer for any reason. Such Common Stock not purchased in the Offer would be returned to you as Common Stock. See Section 3, "Procedures for Tendering Shares of Common Stock".

        We will pay the reasonable and customary fees of, and expenses incurred in connection with the Offer by, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, the dealer managers for the Offer (the "Dealer Managers"), Computershare Trust Company, N.A., the Depositary and paying agent for the Offer (the "Paying Agent"), and Georgeson Inc., the information agent for the Offer (the "Information Agent"). See Section 15, "Fees and Expenses".

        On July 23, 2015, shares of our Common Stock were listed on the New York Stock Exchange (the "NYSE") and began trading under the symbol "TIER". Immediately after the listing of the Common Stock on the NYSE on July 23, 2015 (the "Listing Time"), there were 50,061,336 shares of Common Stock issued and outstanding. At the maximum price of $21.00 per share of Common Stock, we could purchase approximately 2,380,952 shares of Common Stock if the Offer is fully subscribed, which would represent approximately 4.8% of our issued and outstanding shares as of immediately after the Listing Time. At the minimum price of $19.00 per share of Common Stock, we could purchase approximately 2,631,578 shares of Common Stock if the Offer is fully subscribed, which would represent approximately 5.3% of our issued and outstanding shares as of immediately after the Listing Time. See Section 1, "Number of Shares of Common Stock; Purchase Price; Proration; Odd Lots".

        Because July 23, 2015 was the first day on which the shares of Common Stock were traded on the NYSE, we cannot provide a market price for the shares of Common Stock. Tendering stockholders whose shares of Common Stock are accepted for payment will lose the opportunity to trade such shares of Common Stock and the chance to participate in any future market upside and future growth of the Company with respect to such shares of Common Stock and will lose the right to receive any future distributions or dividends that we may pay. The trading price of our shares of Common Stock on the NYSE may be higher or lower than the Purchase Price. Stockholders are urged to obtain current market quotations for the Common Stock before deciding whether and at what price or prices to tender their shares. See Section 7, "Price Range of Shares of Common Stock; Distributions".

        References in this Offer to Purchase to "dollars" and "$" are to the lawful currency of the United States of America.

        The Offer to Purchase and related Letter of Transmittal contain important information, and you should carefully read both in their entirety before you make a decision with respect to the Offer.

 THE OFFER

1.  Number of Shares of Common Stock; Purchase Price; Proration; Odd Lots

        General.    We are offering to purchase for cash up to $50 million in value of shares of our Common Stock at a price specified by tendering stockholders of not greater than $21.00 nor less than $19.00 per share of Common Stock, net to the seller in cash, less any applicable withholding taxes and without interest, on the terms and subject to the conditions described in this Offer.

        The Offer will expire on the Expiration Date, unless the Offer is extended or withdrawn. You may tender all or a portion of your shares of Common Stock. You also may choose not to tender any of your shares of Common Stock. To tender your shares of Common Stock you must follow the procedures, including choosing the price or prices at which you wish to tender your shares of Common Stock, described in the Offer to Purchase, the Letter of Transmittal and the other documents related to the Offer.

        Promptly after the Expiration Date, assuming the conditions to the Offer have been satisfied or waived, we will determine the Purchase Price, which will be not greater than $21.00 nor less than $19.00 per share of Common Stock, that we will pay, subject to "odd lot" priority and proration, for shares of Common Stock properly tendered in the Offer and not properly withdrawn, and accepted for payment, taking into account the number of shares of Common Stock tendered pursuant to the Offer and the prices specified by the tendering stockholders. The Purchase Price will be the lowest price per share of Common Stock (in increments of $0.25) of not greater than $21.00 nor less than $19.00 per share, at which shares of Common Stock have been properly tendered or have been deemed to be tendered in the Offer, that will enable the Company to purchase the maximum number of shares of Common Stock properly tendered in the Offer and not properly withdrawn having an aggregate purchase price not exceeding $50 million (or such lesser number if less than $50 million in value of shares of Common Stock are properly tendered after giving effect to any shares of Common Stock properly withdrawn).

        Only shares of Common Stock properly tendered at prices at or below the Purchase Price, and not properly withdrawn, will be purchased. However, because of the "odd lot" priority and proration provisions of the Offer, all of the shares of Common Stock tendered at or below the Purchase Price will not be purchased if more than $50 million in value of shares of Common Stock are properly tendered and not properly withdrawn. All shares of Common Stock tendered and not purchased in the Offer, including shares of Common Stock tendered at or below the Purchase Price and shares of Common Stock not purchased because of proration, will be returned to the tendering stockholders as described in Section 3, "Procedures for Tendering Shares of Common Stock".

        We will not accept shares of Common Stock subject to conditional tenders, such as acceptance of all or none of the shares of Common Stock that are tendered by any tendering stockholder.

        If we (i) increase the price that may be paid for the shares of Common Stock above $21.00 per share or decrease the price that may be paid for the shares of Common Stock below $19.00 per share of Common Stock, (ii) increase the maximum number of shares of Common Stock that we may purchase in the Offer by more than 2% of our outstanding shares of Common Stock or (iii) decrease the number of shares of Common Stock that we may purchase in the Offer, then the Offer must remain open for at least 10 business days following the date that notice of the increase or decrease is first published, sent or given in the manner specified in Section 14, "Extension of the Offer; Termination; Amendment".

        Stockholders properly tendering shares of Common Stock at $19.00 per share of Common Stock (the minimum purchase price pursuant to the Offer) can reasonably expect to have at least a portion of such shares of Common Stock purchased at the Purchase Price if any shares of Common Stock are purchased pursuant to the Offer (subject to provisions relating to "odd lot" priority and proration described in this Offer to Purchase).

        Shares of Common Stock acquired pursuant to the Offer will be acquired by the Company free and clear of all liens, charges, encumbrances, security interests, claims, restrictions and equities whatsoever, together with all rights and benefits arising therefrom, provided that any dividends or distributions which may be declared, paid, issued, distributed, made or transferred on or in respect of such shares of Common Stock to stockholders of record on or prior to the date on which the shares of Common Stock are accepted for payment pursuant to the Offer shall be for the account of such stockholders.

        The Offer is not conditioned upon the receipt of financing or any minimum number of shares of Common Stock being tendered. The Offer is, however, subject to a number of other terms and conditions. See Section 6, "Conditions of the Offer".

        Priority of Purchases.    Upon the terms and subject to the conditions of the Offer, if the number of shares of Common Stock properly tendered at or below the Purchase Price and not properly withdrawn prior to the Expiration Date would result in an aggregate purchase price of more than $50 million:

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  first, we will purchase all shares of Common Stock tendered by any Odd Lot Holder (as defined below) who:

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  properly tenders and does not properly withdraw all shares of Common Stock owned beneficially or of record by the Odd Lot Holder at a price at or below the Purchase Price (tenders of less than all of the shares of Common Stock owned by an Odd Lot Holder will not qualify for this preference); and

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  completes the section entitled "Odd Lots" in the Letter of Transmittal or an Agent's Message (as defined below) and, if applicable, in the Notice of Guaranteed Delivery.

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  second, we will purchase all other shares of Common Stock properly tendered and not properly withdrawn, at prices at or below the Purchase Price, on a pro rata basis, with appropriate adjustments to avoid purchases of fractional shares of Common Stock, as described below, until we have purchased shares of Common Stock resulting in an aggregate purchase price of $50 million.

        As a result of the foregoing priorities applicable to the purchase of shares of Common Stock tendered, it is possible that all of the shares of Common Stock that a stockholder tenders in the Offer at or below the Purchase Price may not be purchased. In addition, if a tender is conditioned upon the purchase of a specified number of shares of Common Stock or any other condition, none of those shares of Common Stock will be purchased.

        Odd Lots.    The term "Odd Lots" means all shares of Common Stock properly tendered prior to the Expiration Date at prices at or below the Purchase Price and not properly withdrawn by any person who owned, beneficially or of record, a total of fewer than 100 shares of Common Stock and so certified in the appropriate place on the Letter of Transmittal, or an Agent's Message (as defined below) in lieu of the Letter of Transmittal, and, if applicable, on the Notice of Guaranteed Delivery (an "Odd Lot Holder"). To qualify for this preference, an Odd Lot Holder must tender all shares of Common Stock owned beneficially or of record by the Odd Lot Holder in accordance with the procedures described in Section 3, "Procedures for Tendering Shares of Common Stock". Odd Lots will be accepted for payment before any proration of the purchase of other tendered shares of Common Stock. This preference is not available to partial tenders or to beneficial or record holders of 100 or more shares of Common Stock in the aggregate, even if these holders have separate accounts each representing fewer than 100 shares of Common Stock. By tendering in the Offer, an Odd Lot Holder who holds shares of Common Stock in such holder's name and tenders such shares directly to the

Depositary would not only avoid the payment of brokerage commissions, but also would avoid any applicable "odd lot" discounts in a sale of such shares. Any Odd Lot Holder wishing to tender all of such holder's shares of Common Stock pursuant to the Offer and receive the priority payment must complete the section entitled "Odd Lots" in the Letter of Transmittal or an Agent's Message (as defined below) and, if applicable, in the Notice of Guaranteed Delivery.

        Proration.    Subject to adjustment to avoid the purchase of fractional shares of Common Stock, proration for each stockholder tendering shares of Common Stock (other than Odd Lot Holders) at or below the Purchase Price will be based on the ratio of the number of shares of Common Stock properly tendered and not properly withdrawn by the stockholder to the total number of shares of Common Stock properly tendered and not properly withdrawn by all stockholders (other than Odd Lot Holders). We will publicly announce the preliminary results of the Offer, including the Purchase Price and any expected proration, promptly after the Expiration Date, and we will publicly announce the final results of the Offer promptly after they are determined. After the Expiration Date, stockholders may obtain preliminary proration information from the Information Agent and also may be able to obtain the information from their broker, dealer, commercial bank, trust company or other nominee. In the event of proration, the Paying Agent will determine the proration factor and pay for those tendered shares of Common Stock accepted for payment promptly after the final results of proration are determined.

        As described in Section 13, the extent to which a stockholder's Common Stock is purchased pursuant to the Offer may affect the U.S. federal income tax consequences of the purchase to the stockholder and, therefore, may be relevant to a stockholder's decision whether to tender shares of Common Stock.

        This Offer to Purchase and the related Letter of Transmittal will be mailed to record holders of the shares of Common Stock and will be furnished to brokers, dealers, commercial banks, trust companies and other nominees whose names, or the names of whose nominees, appear on the Company's stockholder list or, if applicable, who are listed as participants in a clearing agency's security position listing for subsequent transmittal to beneficial owners of shares of Common Stock.

        We are not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the Offer or the acceptance of shares of Common Stock pursuant to the Offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with the applicable law. If, after such good faith effort, we cannot comply with the applicable law, the Offer will not be made to, nor will tenders be accepted from or on behalf of, stockholders residing in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on our behalf by the Dealer Managers or by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

2.  Purpose of the Offer; Certain Effects of the Offer; Plans or Proposals

Purpose of the Offer

        In considering the Offer, our Board of Directors reviewed, with the assistance of management and our advisors, our results of operations, financial position and capital requirements, general business conditions, legal, tax, regulatory and contractual constraints or restrictions and other factors our Board of Directors deemed relevant. Following such review, our Board of Directors determined that the Offer is a prudent use of our financial resources.

        The Company believes that the modified "Dutch auction" tender offer set forth in this Offer to Purchase represents an efficient way to return capital to stockholders who wish to receive cash for all or a portion of their shares of Common Stock. The Offer provides stockholders with an opportunity to obtain liquidity with respect to all or a portion of their shares of Common Stock. The Offer also provides stockholders with an efficient way to sell their shares of Common Stock without incurring most broker's fees or commissions associated with open market sales. In addition, stockholders who wish to achieve a greater percentage of equity ownership in the Company will be able to do so by not tendering their shares of Common Stock in the Offer. If the Company completes the Offer, stockholders who retain all or a disproportionate portion of their shares of Common Stock will have a greater percentage ownership in the Company and its future earnings and assets, while also bearing the attendant risks associated with owning shares of Common Stock. Furthermore, any Odd Lot Holder will avoid any applicable "odd lot" discounts that might otherwise be payable on sales of such holder's shares if they are tendered and accepted for payment pursuant to the Offer.

        The purchase of shares of Common Stock pursuant to the Offer will result in a reduction of our stockholders' equity in an amount equal to the aggregate Purchase Price of the shares of Common Stock we purchase and a corresponding reduction in cash and cash equivalents to the extent the Company uses existing cash and cash equivalents to pay all or a portion of the aggregate Purchase Price. To the extent the Company utilizes borrowings under our existing credit facility (the "Credit Facility") to pay all or a portion of the aggregate Purchase Price, the Offer will result in a corresponding increase in the Company's long term debt. After the Offer is completed, we believe that our capital structure, including our available cash, the available balance of the Credit Facility and cash flow from operations, will provide us with sufficient liquidity to meet our current operating expenses and other expenses directly associated with our business for the foreseeable future, and in any event for at least the next twelve months. However, actual experience may differ significantly from our expectations. See "Forward-Looking Statements". In considering the Offer, our management and our Board took into account the expected financial impact of the Offer.

        ALTHOUGH OUR BOARD OF DIRECTORS HAS AUTHORIZED THE OFFER, NONE OF THE COMPANY, ANY MEMBER OF OUR BOARD OF DIRECTORS, THE DEALER MANAGERS, THE PAYING AGENT, THE DEPOSITARY, THE INFORMATION AGENT (EACH AS DEFINED HEREIN) OR ANY OF THEIR RESPECTIVE AFFILIATES HAS MADE, OR IS MAKING, ANY RECOMMENDATION TO YOU AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING YOUR SHARES OF COMMON STOCK OR AS TO THE PRICE OR PRICES AT WHICH YOU MAY CHOOSE TO TENDER YOUR SHARES. WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY SUCH RECOMMENDATION. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR SHARES, HOW MANY SHARES TO TENDER AND THE PRICE OR PRICES AT WHICH YOU MAY CHOOSE TO TENDER THEM. IN DOING SO, YOU SHOULD READ CAREFULLY THE INFORMATION IN OR INCORPORATED BY REFERENCE INTO THIS OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL, INCLUDING SECTION 2, "PURPOSE OF THE OFFER; CERTAIN EFFECTS OF THE OFFER; PLANS OR PROPOSALS". YOU ARE URGED TO DISCUSS YOUR DECISION WITH YOUR TAX ADVISOR, FINANCIAL ADVISOR AND/OR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE.

Certain Effects of the Offer

        Stockholders who do not tender their shares of Common Stock in the Offer and stockholders who otherwise retain an equity interest in the Company as a result of a partial tender of shares of Common Stock or proration will continue to be owners of the Company. Stockholders who wish to achieve a greater percentage of equity ownership in the Company will be able to do so by not tendering their shares of Common Stock in the Offer. If the Company completes the Offer, stockholders who retain all or a disproportionate portion of their shares of Common Stock will have a greater percentage ownership in the Company and its future earnings and assets, while also bearing the attendant risks associated with owning shares of Common Stock.

        Stockholders may be able to sell non-tendered shares of Common Stock in the future at a net price significantly higher or lower than the Purchase Price pursuant to the Offer. We can give no assurance as to the price at which stockholders may be able to sell shares of Common Stock in the future. On the other hand, shares of Common Stock tendered and accepted for payment and paid for will no longer entitle the former owners to participate in the performance of the Company as evidenced by any share price appreciation (or depreciation) and any payment of dividends and distributions on the shares of Common Stock.

        The purchase of shares of Common Stock pursuant to the Offer will reduce our "public float" (the number of shares of Common Stock owned by non-affiliated stockholders and available for trading in the securities markets) and may reduce the number of our stockholders.

        None of our directors, executive officers or, to our knowledge, our affiliates intends to tender any of his or her shares of Common Stock in the Offer. Therefore, purchases of shares of Common Stock pursuant to the Offer will increase the proportional holdings of our directors, executive officers and affiliates. After expiration or termination of the Offer, our directors and executive officers may, subject to applicable law, and applicable policies and practices of the Company, sell their shares of Common Stock from time to time in open market transactions at prices that may be more or less favorable than the Purchase Price to be paid to our stockholders in the Offer.

        Based on the published guidelines of the NYSE and the conditions of the Offer, we believe that our purchase of up to $50 million in value of shares of Common Stock pursuant to the Offer will not result in delisting of the remaining shares of Common Stock on the NYSE. The shares of Common Stock are registered under the Exchange Act, which requires, among other things, that we furnish certain information to our stockholders and the SEC and comply with the SEC's proxy rules in connection with meetings of our stockholders. We believe that our purchase of shares of Common Stock pursuant to the Offer will not result in the deregistration of the shares of Common Stock under the Exchange Act. The Offer is conditioned upon, among other things, our having determined in our reasonable judgment that the consummation of the Offer will not cause the shares of Common Stock to be delisted from the NYSE or to be eligible for deregistration under the Exchange Act. See Section 6, "Conditions of the Offer".

        Shares of Common Stock we acquire pursuant to the Offer will be cancelled and will no longer be outstanding. Rule 13e-4(f)(6)(i) of the Exchange Act prohibits the Company and our affiliates from purchasing any shares of Common Stock, other than pursuant to the Offer, until at least 10 business days following the Expiration Date.

Plans or Proposals

        Except as disclosed or incorporated by reference into this Offer to Purchase, the Company currently has no plans, proposals or negotiations underway that relate to or would result in:

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  any extraordinary transaction, such as a merger, reorganization or liquidation, involving us or any of our subsidiaries;

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  any purchase, sale or transfer of a material amount of assets of the Company or any of our subsidiaries;

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  any material change in the present distribution rate or policy or capitalization of the Company, except as set forth in Section 7, "Price Range of Shares of Common Stock; Distributions";

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  any changes in the present management of the Company, including, but not limited to, any plans to change any material term of the employment contract of any executive officer;

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  any other material change in our corporate structure or business;

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  any class of equity securities of the Company becoming eligible for termination of registration under Section 12(g)(4) of the Exchange Act or, in the case of our shares of Common Stock, ceasing to be authorized for listing on the NYSE;

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  the suspension of our obligation to file reports under Section 15(d) of the Exchange Act;

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  the acquisition by any person of additional securities of the Company or the disposition by any person of securities of the Company, except as set forth in Section 10, "Interests of Directors, Executive Officers and Affiliates; Transactions and Arrangements Concerning the Shares of Common Stock"; or

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  any changes in our charter and bylaws or other governing instruments or other actions that could impede the acquisition of control of the Company.

        Although we do not currently have any plans, other than as disclosed or incorporated by reference into this Offer to Purchase, that relate to or would result in any of the events discussed above, we expressly reserve the right to change our plans and intentions at any time as we deem appropriate. Although we have no current plans to do so, after completing the Offer, we may consider from time to time, subject to approval by our Board of Directors, various forms of stock repurchases after taking into account the results of the Offer, our results of operations, financial position and capital requirements, general business conditions, legal, tax, regulatory and contractual constraints or restrictions and other factors our Board of Directors deems relevant. These purchases may be made from time to time at the discretion of our management on the open market, through privately negotiated transactions or other self-tender offers, and may be on the same terms or on terms and prices that are more or less favorable to stockholders than the terms of this Offer. There is no assurance that we will commence any form of stock repurchase, including an additional tender offer or offers.

3.  Procedures for Tendering Shares of Common Stock

        Proper Tender of Shares of Common Stock by Registered Holders.    If your shares of Common Stock are registered in book-entry form in your name (i.e., if you are a holder who is the record and beneficial owner of the shares of Common Stock), you may tender your shares in the Offer by delivering (by regular mail or overnight courier) a properly completed and duly executed Letter of Transmittal (or manually signed photocopy of the Letter of Transmittal), including any required signature guarantees, and any other required documents to the Depositary. These documents must be received by the Depositary at its address set forth on the back cover of this Offer to Purchase before the Expiration Date. Stockholders holding their shares of Common Stock through a broker, dealer, commercial bank, trust company or other nominee must contact such nominee to tender their shares of Common Stock on their behalf.

        Proper Tenders of Shares of Common Stock by Brokers, Dealers, Commercial Banks, Trust Companies or Other Nominees or DTC Participants.    If you are a broker, dealer, commercial bank, trust company or other nominee tendering shares of Common Stock on behalf of your client or an institution participating in DTC, you may tender shares of Common Stock in the Offer by:

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  delivering (by regular mail or overnight courier) a properly completed and duly executed Letter of Transmittal (or a manually signed photocopy of the Letter of Transmittal), including any required signature guarantees, and any other required documents to the Depositary, which must be received by the Depositary at its address set forth on the back cover of this Offer to Purchase before the Expiration Date; or

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  if you are a DTC participant, following the procedures set forth below under "—Book-Entry Delivery" prior to the Expiration Date.

        In accordance with Instruction 4 to the Letter of Transmittal, each stockholder desiring to tender shares of Common Stock in the Offer must check one or more of the boxes in the section of the Letter of Transmittal captioned "Price(s) (in Dollars) per Share at Which Shares of Common Stock are Being Tendered", specifying the number of shares of Common Stock that such stockholder wishes to tender at each applicable price. A tender of shares of Common Stock will be proper only if, among other things, at least one of these boxes is checked on the Letter of Transmittal.

        Tendering stockholders must indicate the specific price or prices (in increments of $0.25) at which their shares of Common Stock are being tendered by checking the box(es) indicating such price(s) in the section of the Letter of Transmittal captioned "Price(s) (in Dollars) per Share at Which Shares of Common Stock are Being Tendered", and specifying the number of shares of Common Stock that such stockholder wishes to tender at each applicable price. Tendering stockholders should be aware that this election could mean that none of their shares of Common Stock will be purchased if the Purchase Price is less than the price(s) selected by the stockholder. The same shares of Common Stock cannot be tendered (unless previously properly withdrawn in accordance with the terms of the Offer) more than once or at more than one price. Accordingly, a Letter of Transmittal that purports to tender more shares of Common Stock than you hold will be an invalid tender. A stockholder who has tendered shares of Common Stock at more than one price must complete a separate notice of withdrawal for shares of Common Stock tendered at each price or a combined notice of withdrawal specifying the shares of Common Stock to be withdrawn. However, absent a notice of withdrawal, subsequent Letters of Transmittal do not revoke prior Letters of Transmittal. Stockholders may contact the Depositary for additional instructions.

        Stockholders holding shares of Common Stock in a brokerage account or otherwise through a broker, dealer, commercial bank, trust company or other nominee, must contact such nominee in order to tender their shares of Common Stock. Those stockholders are urged to consult such nominee to determine whether any charges may apply if shares are tendered through such nominee and not directly to the Depositary.

        Odd Lot Holders must tender all of their shares of Common Stock and also complete the section entitled "Odd Lots" in the Letter of Transmittal or an Agent's Message (as defined below) and, if applicable, in the Notice of Guaranteed Delivery, to qualify for the preferential treatment available to Odd Lot Holders as described in Section 1, "Number of Shares of Common Stock; Purchase Price; Proration; Odd Lots".

        Signature Guarantees and Method of Delivery.    No signature guarantee is required if:

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  the Letter of Transmittal is signed by the registered holder of the shares of Common Stock tendered and the holder has not completed either the section entitled "Special Delivery Instructions" or the section entitled "Special Payment Instructions" in the Letter of Transmittal (a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other entity or other person acting in a fiduciary or representative capacity must evidence the capacity to sign or, in lieu of documented evidence, a signature guarantee is required); or

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  shares of Common Stock are tendered for the account of a commercial bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program, the Stock Exchange Medallion Program, or an "eligible guarantor institution", as the term is defined in Rule 17Ad-15 promulgated under the Exchange Act (each of the foregoing constituting an "Eligible Institution").

        In all cases, payment for shares of Common Stock tendered and accepted for payment pursuant to the Offer will be made only after:

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  timely receipt by the Depositary of a properly completed and duly executed Letter of Transmittal (or a manually signed photocopy of the Letter of Transmittal), including any required signature guarantees, or an Agent's Message (as defined below) in lieu of a Letter of Transmittal, and any other documents required by the Letter of Transmittal, including documents required pursuant to the guaranteed delivery procedures; and

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  solely with respect to tenders through DTC's ATOP system, a timely confirmation of the book-entry transfer of the shares of Common Stock into the Paying Agent's account at DTC as described below.

        The method of delivery of all documents, including the Letter of Transmittal and any other required documents, including delivery through DTC, is at the sole election and risk of the tendering stockholder. Shares of Common Stock will be deemed tendered only when all required documents are received by the Depositary (including by book-entry confirmation). If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

        IF YOU WANT TO TENDER ALL OR A PORTION OF YOUR SHARES OF COMMON STOCK, YOU MUST DELIVER THE LETTER OF TRANSMITTAL AND OTHER REQUIRED DOCUMENTS TO THE DEPOSITARY. ANY DOCUMENTS DELIVERED TO THE COMPANY, THE DEALER MANAGERS, THE INFORMATION AGENT, DTC OR ANY OTHER PERSON WILL NOT BE FORWARDED TO THE DEPOSITARY AND WILL NOT BE DEEMED TO BE PROPERLY TENDERED.

        Book-Entry Delivery.    The Paying Agent will establish an account with respect to the shares of Common Stock for purposes of the Offer at DTC within two business days after the date of this Offer to Purchase, and any financial institution that is a participant in DTC's system may make book-entry delivery of the shares of Common Stock by causing DTC to transfer those shares into the Paying Agent's account in accordance with DTC's ATOP system. Although delivery of shares of Common Stock may be effected through a book-entry transfer into the Paying Agent's account at DTC, either (1) a properly completed and duly executed Letter of Transmittal (or a manually signed photocopy of the Letter of Transmittal), with any required signature guarantees, or an Agent's Message (as defined below) in lieu of a Letter of Transmittal, and any other required documents must, in any case, be transmitted to, and received by, the Depositary at its address set forth on the back cover page of this Offer to Purchase prior to the Expiration Date or (2) the guaranteed delivery procedure described below must be followed if the procedures for book-entry transfer through DTC's ATOP system cannot be completed on a timely basis or if time will not permit delivery of all required documents to the Depositary prior to the Expiration Date.

        The confirmation of a book-entry transfer of shares of Common Stock into the Paying Agent's account at DTC is referred to in this Offer to Purchase as a "book-entry confirmation". Delivery of documents to DTC will not constitute delivery to the Depositary.

        The term "Agent's Message" means a message transmitted by DTC to, and received by, the Depositary and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgement from the participant tendering shares of Common Stock through DTC that such participant has received, and agrees to be bound by, the terms of the Letter of Transmittal and that the Company may enforce such agreement against that participant.

        If you are tendering shares of Common Stock through DTC's ATOP system and wish to tender portions of your shares at more than one price, you will need to complete a separate book-entry transfer for each price at which you are tendering your shares.

        Guaranteed Delivery.    If a stockholder desires to tender shares of Common Stock in the Offer and the procedures for book-entry transfer through DTC's ATOP system cannot be completed on a timely basis or if time will not permit delivery of all required documents to the Depositary prior to the Expiration Date, the shares of Common Stock may still be tendered if all of the following conditions are satisfied:

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  the tender is made by or through an Eligible Institution;

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  the Depositary receives by mail or overnight courier, prior to the Expiration Date, a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form the Company has provided with this Offer to Purchase, including (where required) a signature guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery; and

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  (i) a properly completed and duly executed Letter of Transmittal (or a manually signed photocopy of the Letter of Transmittal), with any required signature guarantees, or an Agent's Message in lieu of a Letter of Transmittal, and (ii) solely with respect to tenders through DTC's ATOP system, confirmation of book-entry transfer of the shares of Common Stock into the Paying Agent's account at DTC are received by the Depositary within three business days after the date of receipt by the Depositary of the Notice of Guaranteed Delivery.

        Stockholders may contact the Information Agent, the Dealer Managers or their broker, dealer, commercial bank, trust company or other nominee and/or their financial advisors for assistance. The contact information for the Information Agent and Dealer Managers is on the back cover page of this Offer to Purchase.

        Procedures for Restricted Stock Units.    Holders of restricted stock units may not tender the underlying shares of Common Stock of such units in the Offer unless and until the restrictions on such units have lapsed and such units have been settled in shares of Common Stock. If the restrictions on such units have lapsed and such units have been settled in shares of Common Stock, you may tender some or all of such shares of Common Stock in the Offer. See "—Proper Tender of Shares of Common Stock by Registered Holders" and "—Proper Tenders of Shares of Common Stock by Brokers, Dealers, Commercial Banks, Trust Companies or Other Nominees or DTC Participants" above.

        Procedures for Shares of Restricted Stock.    Holders of restricted shares of Common Stock may not tender such restricted shares of Common Stock in the Offer unless and until such shares of Common Stock have vested. If such shares of Common Stock have vested, you may tender some or all of such shares of Common Stock in the Offer.

        Procedures for Stock Options.    We are not offering, as part of the Offer, to purchase any outstanding stock options, and tenders of stock options will not be accepted. Holders of vested stock options may exercise their options and tender the shares of Common Stock received upon exercise into the Offer. Accordingly, we suggest that you exercise such options and satisfy the exercise price at least five days in advance of the Expiration Date in order to have time for the exercise to settle before the shares of Common Stock received upon exercise of the options may be tendered. An exercise of an option cannot be revoked even if shares of Common Stock received upon exercise thereof and tendered in the Offer are not purchased in the Offer for any reason.

        Procedures for Operating Partnership Units.    We are not offering, as part of the Offer, to purchase any operating partnership units, and tenders of operating partnership units will not be accepted. Holders of operating partnership units may exercise their right to redeem the units and may, at the option of the Company, receive shares of Common Stock, which can be tendered in the Offer. Accordingly, we suggest that you exercise such right to redeem the operating partnership units at least five days in advance of the Expiration Date in order to have time for the redemption to settle before the shares of Common Stock received upon such redemption may be tendered. An exercise of such redemption right cannot be revoked even if shares of Common Stock received upon redemption thereof and tendered in the Offer are not purchased in the Offer for any reason. Such Common Stock not purchased in the Offer would be returned to you as Common Stock.

        Return of Unpurchased or Withdrawn Shares of Common Stock.    All shares of Common Stock tendered and not purchased, including all shares tendered at prices in excess of the Purchase Price and shares not purchased due to proration, and all shares properly withdrawn prior to the Expiration Date will be credited at our expense to the registered holder's book-entry account with the transfer agent or, for shares held through a DTC participant, to the account maintained with DTC by the participant who delivered the shares of Common Stock promptly after the Expiration Date, the termination of the Offer or the proper withdrawals of Common Stock, as applicable.

        Backup U.S. Federal Income Tax Withholding.    Under the U.S. federal income tax laws, payments in connection with the transaction may be subject to "backup withholding" at a rate of 28%, unless a stockholder that holds shares of Common Stock:

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  provides a correct taxpayer identification number (which, for an individual stockholder, is the stockholder's social security number) and certifies, under penalties of perjury, that he, she or it is not subject to backup withholding, and otherwise complies with applicable requirements of the backup withholding rules; or

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  is a corporation or comes within other exempt categories and, when required, demonstrates this fact and otherwise complies with applicable requirements of the backup withholding rules.

        Any amount withheld under these rules will be creditable against the stockholder's U.S. federal income tax liability or refundable to the extent that it exceeds such liability, if the stockholder provides the required information to the Internal Revenue Service (the "IRS"). A stockholder that does not provide a correct taxpayer identification number may be subject to penalties imposed by the IRS. To prevent backup U.S. federal income tax withholding on cash payable in the Offer, each U.S. stockholder should provide the applicable withholding agent with his, her or its correct taxpayer identification number and certify that he, she or it is not subject to backup U.S. federal income tax withholding by completing the IRS Form W-9 included in the Letter of Transmittal. Foreign stockholders should complete and sign the appropriate IRS Form W-8, Certificate of Foreign Status, a copy of which may be obtained from the Depositary, in order to avoid backup withholding. See Instruction 8 of the Letter of Transmittal.

        Accounting Treatment.    The purchase of shares of Common Stock pursuant to the Offer will result in a reduction of our stockholders' equity in an amount equal to the aggregate Purchase Price of the shares of Common Stock we purchase and a corresponding reduction in cash and cash equivalents to the extent the Company utilizes existing cash and cash equivalents to pay all or a portion of the aggregate Purchase Price. To the extent the Company utilizes borrowings under the Credit Facility to pay all or a portion of the aggregate Purchase Price, the Offer will result in a corresponding increase in the Company's long term debt.

        Determination of Validity; Rejection of Shares of Common Stock; Waiver of Defects; No Obligation to Give Notice of Defects.    All questions as to the number of shares of Common Stock to be accepted, the Purchase Price to be paid for shares of Common Stock to be accepted and the validity, form, eligibility, including time of receipt, and acceptance for payment of any tender of shares of Common Stock will be determined by the Company, in its sole discretion, and such determination will be final and binding on all parties, except as finally determined in a subsequent judicial proceeding if the Company's determinations are challenged by stockholders. The Company expressly reserves the absolute right to reject any or all tenders of any shares of Common Stock that it determines are not in proper form or the acceptance for payment of or payment for which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Offer on or prior to the Expiration Date with respect to all tendered shares of Common Stock in accordance with applicable law. The Company also reserves the absolute right to waive any defect or irregularity in any tender with respect to any particular shares of Common Stock, whether or not the Company waives similar defects or irregularities in the case of any other stockholder. No tender of shares of Common Stock will be deemed to have been properly made until all defects or irregularities have been cured by the tendering stockholder or waived by the Company. The Company will not be liable for failure to waive any condition of the Offer, or any defect or irregularity in any tender of shares of Common Stock. None of the Company, the Dealer Managers, the Depositary, the Paying Agent, the Information Agent or any other person will be obligated to give notice of any defects or irregularities in tenders, nor will any of them incur any liability for failure to give any such notice.

        Tendering Stockholder's Representation and Warranty; Our Acceptance Constitutes an Agreement.    It is a violation of Rule 14e-4 promulgated under the Exchange Act for a person acting alone or in concert with others, directly or indirectly, to tender shares of Common Stock for such person's own account unless, at the time of tender and at the end of the proration period or during which shares of Common Stock are accepted by lot, such person has a "net long position" (i.e., more shares of Common Stock held in long positions than in short positions) in (1) a number of shares of Common Stock that is equal to or greater than the amount tendered and will deliver or cause to be delivered such shares of Common Stock for the purpose of tendering to the Company within the period specified in the Offer or (2) other securities immediately convertible into, exercisable for or exchangeable into a number of shares of Common Stock ("Equivalent Securities") that are equal to or greater than the number of shares of Common Stock tendered and, upon the acceptance of such tender, will acquire such shares of Common Stock by conversion, exchange, or exercise of such Equivalent Securities and will deliver or cause to be delivered such shares of Common Stock so acquired for the purpose of tender to the Company within the period specified in the Offer. Rule 14e-4 also provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. A tender of shares of Common Stock made pursuant to any method of delivery set forth herein will constitute the tendering stockholder's acceptance of the terms and conditions of the Offer, as well as the tendering stockholder's representation and warranty to the Company that (i) such stockholder has a "net long position" in a number of shares of Common Stock or Equivalent Securities at least equal to the shares of Common Stock being tendered within the meaning of Rule 14e-4 promulgated under the Exchange Act and (ii) such tender of shares of Common Stock complies with Rule 14e-4 promulgated under the Exchange Act. Our acceptance for payment of shares of Common Stock tendered in the Offer will constitute a binding agreement between the tendering stockholder and the Company upon the terms and subject to the conditions of the Offer.

4.  Withdrawal Rights

        Shares of Common Stock tendered in the Offer may be withdrawn at any time prior to the Expiration Date. In addition, unless the Company has already accepted your tendered shares of Common Stock for payment, you may withdraw your tendered shares of Common Stock at any time at or after 12:01 a.m., New York City time, on September 17, 2015. Except as otherwise provided in this Section 4, tenders of shares of Common Stock pursuant to the Offer are irrevocable.

        Withdrawals by Registered Holders.    If your shares of Common Stock are registered in book-entry form in your name (i.e., if you are a holder who is the record and beneficial owner of the shares of Common Stock), for a withdrawal to be effective, the Depositary must receive (by regular mail, overnight courier or by a manually signed facsimile transmission), prior to the Expiration Date, a properly completed and duly executed notice of withdrawal at the Depositary's address set forth on the back cover page of this Offer to Purchase. If you tendered your shares of Common Stock using more than one Letter of Transmittal, you may withdraw shares of Common Stock using either separate notices of withdrawal or a combined notice of withdrawal specifying the shares of Common Stock to be withdrawn. Any notice of withdrawal must specify the name of the tendering stockholder, the number of shares of Common Stock to be withdrawn and the name of the registered holder of the shares of Common Stock to be withdrawn, if different from the person who tendered the shares of Common Stock.

        Withdrawals by Brokers, Dealers, Commercial Banks, Trust Companies or Other Nominees and DTC Participants.    If you are a broker, dealer, commercial bank, trust company or other nominee tendering shares of Common Stock on behalf of your client, for a withdrawal to be effective, the Depositary must receive (by regular mail, overnight courier or by a manually signed facsimile transmission), prior to the Expiration Date, a properly completed and duly executed notice of withdrawal at the Depositary's address set forth on the back cover page of this Offer to Purchase. If you tendered your client's shares of Common Stock using more than one Letter of Transmittal, you may withdraw shares of Common Stock using either separate notices of withdrawal or a combined notice of withdrawal specifying the shares of Common Stock to be withdrawn. Holders who tendered their shares of Common Stock to the Paying Agent through DTC's ATOP system should electronically transmit their withdrawal through DTC's ATOP system, subject to the terms and conditions of that system. Holders transmitting their withdrawal through DTC's ATOP system must allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC.

        Determination of Validity of Withdrawals.    All questions as to the form and validity, including the time of receipt, of any notice of withdrawal will be determined by the Company, in our sole discretion, and will be final and binding on all parties, except as finally determined in a subsequent judicial proceeding if our determinations are challenged by stockholders. We reserve the absolute right to waive any defect or irregularity in the notice of withdrawal or method of withdrawal of shares of Common Stock by any stockholder, whether or not we waive similar defects or irregularities in the case of any other stockholder. None of the Company, the Dealer Managers, the Depositary, the Paying Agent, the Information Agent or any other person will be obligated to give notice of any defects or irregularities in any notice of withdrawal, nor will any of them incur liability for failure to give any such notice.

        Withdrawals may not be rescinded, and any shares of Common Stock properly withdrawn will be deemed not properly tendered for purposes of the Offer. However, properly withdrawn shares of Common Stock may be re-tendered prior to the Expiration Date by following one of the procedures described in Section 3, "Procedures for Tendering Shares of Common Stock".

        If we extend the Offer, are delayed in our purchase of shares of Common Stock, or are unable to purchase shares of Common Stock pursuant to the Offer for any reason, then, without prejudice to our rights pursuant to the Offer, the Paying Agent and the Depositary may, subject to applicable law, retain tendered shares of Common Stock on our behalf, and such shares of Common Stock may not be withdrawn, except to the extent tendering stockholders are entitled to withdrawal rights as described in this Section 4.

        Our reservation of the right to delay payment for shares of Common Stock that we have accepted for payment is limited by Rule 13e-4(f)(5) and Rule 14e-1(c) promulgated under the Exchange Act, which require that we must pay the consideration offered or return the shares of Common Stock tendered promptly after termination or withdrawal of the Offer.

5.  Purchase of Shares of Common Stock and Payment of Purchase Price

        Promptly after the Expiration Date, assuming the conditions to the Offer have been satisfied or waived, we will determine the Purchase Price, which will be not greater than $21.00 nor less than $19.00 per share of Common Stock, that we will pay, subject to "odd lot" priority and proration, for shares of Common Stock properly tendered in the Offer and not properly withdrawn, and accepted for payment, taking into account the number of shares of Common Stock tendered pursuant to the Offer and the prices specified by the tendering stockholders. The Purchase Price will be the lowest price per share of Common Stock (in increments of $0.25) of not greater than $21.00 nor less than $19.00 per share, at which shares of Common Stock have been properly tendered or have been deemed to be tendered in the Offer, that will enable the Company to purchase the maximum number of shares of Common Stock properly tendered in the Offer and not properly withdrawn having an aggregate purchase price not exceeding $50 million (or such lesser number if less than $50 million in value of shares of Common Stock are properly tendered after giving effect to any shares of Common Stock properly withdrawn). For purposes of the Offer, we will be deemed to have accepted for payment, subject to "odd lot" priority and proration, shares of Common Stock that are properly tendered at or below the Purchase Price and not properly withdrawn, only when, as and if we give oral or written notice to the Depositary and the Paying Agent of our acceptance of the shares of Common Stock for payment pursuant to the Offer.

        In accordance with the rules of the SEC, we may increase the number of shares of Common Stock accepted for payment in the Offer by up to 2% of the outstanding shares of Common Stock without amending or extending the Offer.

        Upon the terms and subject to the conditions of the Offer, we will accept for payment and pay the Purchase Price per share of Common Stock for all of the shares of Common Stock accepted for payment pursuant to the Offer promptly after the Expiration Date. In all cases, payment for shares of Common Stock tendered and accepted for payment pursuant to the Offer will be made only after (a) timely receipt by the Depositary of a properly completed and duly executed Letter of Transmittal (or a manually signed photocopy of the Letter of Transmittal), including any required signature guarantees, or an Agent's Message in lieu of the Letter of Transmittal, and any other documents required by the Letter of Transmittal, including documents required pursuant to the guaranteed delivery procedures, and (b) solely with respect to tenders through DTC's ATOP system, a timely confirmation of the book-entry transfer of the shares of Common Stock into the Paying Agent's account at DTC. See Section 3, "Procedures for Tendering Shares of Common Stock", and Section 5, "Purchase of Shares of Common Stock and Payment of Purchase Price".

        We will pay for shares of Common Stock accepted pursuant to the Offer by depositing the aggregate Purchase Price in cash, less any applicable withholding taxes and without interest, with the Paying Agent, which will act as agent for tendering stockholders for the purpose of receiving payments from the Company and transmitting payments to the tendering stockholders.

        In the event of proration, the Paying Agent will determine the proration factor and pay for those tendered shares of Common Stock accepted for payment promptly after the Expiration Date. All shares of Common Stock tendered and not purchased, including all shares tendered at prices in excess of the Purchase Price and shares not purchased due to proration, will be credited at our expense to the registered holder's book-entry account with the transfer agent or, for shares held through a DTC participant, to the account maintained with DTC by the participant who delivered the shares of Common Stock promptly after the Expiration Date or termination of the Offer.

        Under no circumstances will we pay interest on the Purchase Price, even if there is any delay in making payment. In addition, if certain events occur prior to the Expiration Date, we may not be obligated to purchase shares of Common Stock pursuant to the Offer. See Section 6, "Conditions of the Offer".

        We will pay all stock transfer taxes, if any, payable on the transfer to the Company of shares of Common Stock purchased pursuant to the Offer. If, however, payment of the Purchase Price is to be made to, or (in the circumstances permitted by the Offer) if unpurchased shares of Common Stock are to be registered in the name of, any person other than the registered holder, the amount of all stock transfer taxes, if any (whether imposed on the registered holder or the other person), payable on account of the transfer to the person, will be deducted from the Purchase Price unless satisfactory evidence of the payment of the stock transfer taxes, or exemption from payment of the stock transfer taxes, is submitted to the Paying Agent.

6.  Conditions of the Offer

        The Offer is not conditioned upon the receipt of financing or on a minimum number of shares of Common Stock being tendered. Notwithstanding any other provision of the Offer, we will not be required to accept for payment, purchase or pay for any shares of Common Stock tendered, and may terminate or amend the Offer or may postpone the acceptance for payment of, or the purchase of or the payment for shares of Common Stock tendered, subject to the rules under the Exchange Act, if at any time prior to the Expiration Date, any of the following events or circumstances shall have occurred (or shall have been reasonably determined by the Company to have occurred):

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  there shall have been instituted, or there shall be pending, or we shall have received notice of any action, suit, proceeding or application by any government or governmental, regulatory or administrative agency, authority or tribunal or by any other person, domestic, foreign or supranational, before any court, authority, agency, other tribunal or arbitrator or arbitration panel that directly or indirectly:

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  challenges or seeks to challenge, restrain, prohibit, delay or otherwise affect the making of the Offer, the acquisition by the Company of some or all of the shares of Common Stock pursuant to the Offer or otherwise relates in any manner to the Offer or seeks to obtain damages in respect of the Offer;

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  seeks to make the purchase of, or payment for, some or all of the shares of Common Stock pursuant to the Offer illegal or may prohibit, restrict or delay our ability to accept for payment or pay for some or all of the shares of Common Stock;

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  otherwise, in our reasonable judgment, could reasonably be expected to materially adversely affect the business, properties, assets, liabilities, capitalization, stockholders' equity, financial condition, operations, results of operations or prospects of us or any of our subsidiaries or affiliates; or

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  that otherwise, in our reasonable judgment, could reasonably be expected to adversely affect us or any of our subsidiaries or affiliates or the value of our shares of Common Stock;

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  our acceptance for payment for, purchase of or payment for any shares of Common Stock tendered in the Offer shall violate or conflict with, or otherwise be contrary to, any applicable law, statute, rule, regulation, decree or order;

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  any action shall have been taken or any statute, rule, regulation, judgment, decree, injunction or order (preliminary, permanent or otherwise) shall have been proposed, sought, enacted, entered, promulgated, enforced or deemed to be applicable to the Offer or the Company or any of our subsidiaries by any court, other tribunal, government or governmental agency or other regulatory or administrative authority or body, domestic or foreign, which:

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  indicates that any approval, waiver or other action of any such court, other tribunal, agency, authority or body may be required in connection with the Offer or the purchase of shares of Common Stock thereunder and which has not been obtained or taken, as applicable;

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  is reasonably likely to make the purchase of, or payment for, some or all of the shares of Common Stock pursuant to the Offer illegal or to prohibit, restrict or delay consummation of the Offer;

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    is reasonably likely to delay or restrict our ability, or render us unable, to accept for payment or pay for some or all the shares of Common Stock to be purchased pursuant to the Offer;

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    materially impairs, in our reasonable judgment, the contemplated benefits of the Offer to us;

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    seeks to impose limitations on our or our affiliates' ability to acquire or hold or to exercise full rights of ownership, including, but not limited to, our affiliates' right to vote their shares of Common Stock on all matters validly presented to our stockholders; or

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    otherwise could reasonably be expected to materially adversely affect our business, properties, assets, liabilities, capitalization, stockholders' equity, condition (financial or otherwise), operations, licenses, franchises, permits, permit applications, results of operations or prospects or any of our subsidiaries or affiliates

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  there shall have occurred any of the following:

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  any general suspension of trading in, or limitation on prices for, securities on any United States national securities exchange or in the over-the-counter market, the declaration of a banking moratorium or any suspension of payments in respect of commercial banks in the United States, whether or not mandatory, or any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency, authority or body on, or any event that is likely, in our reasonable judgment, to materially adversely affect the extension of credit by commercial banks or other lending institutions in the United States;

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  the commencement or escalation, on or after the date of this Offer to Purchase, of war, armed hostilities or other international or national calamity, including, but not limited to, an act of terrorism, directly or indirectly involving the United States or any other jurisdiction in which we or any of our subsidiaries maintains an office or conducts business;

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  any change, condition, event or development or any condition, event or development involving a prospective change, in general political, market, economic, financial or industry conditions in the United States or internationally that, in our reasonable judgment, has, or could reasonably be expected to have, a material adverse effect on the business, properties, assets, liabilities, capitalization, stockholders' equity, condition (financial or otherwise), operations, licenses, franchises, permits, permit applications, results of operations or prospects of the Company and our subsidiaries, taken as a whole, on the value of or trading in the shares of Common Stock, on our ability to consummate the Offer or on the benefits of the Offer to the Company;

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  any change, condition, event or development (including any act of nature or man-made disaster), or any condition, event or development involving a prospective change, in the business, properties, assets, liabilities, capitalization, stockholders' equity, condition (financial or otherwise), operations, licenses, franchises, permits, permit applications, results of operations or prospects of the Company or any of our subsidiaries that, in our reasonable judgment, has, or could reasonably be expected to have, a material adverse effect on the Company and our subsidiaries, taken as a whole, on the value of or trading in the shares of Common Stock, on our ability to consummate the Offer or on the benefits of the Offer to the Company; or

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  in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof;

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  any decrease or increase of more than 10% in the market price for the shares of Common Stock or in the Dow Jones Industrial Average, New York Stock Exchange Index, NASDAQ Composite

    Index or the Standard and Poor's 500 Composite Index measured from the close of trading on the date of this Offer to Purchase to the open of trading on the Expiration Date, shall have occurred;

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  a tender or exchange offer for any or all of the outstanding shares of Common Stock (other than the Offer), or any merger, acquisition, business combination or other similar transaction with or involving the Company or any of our subsidiaries, shall have been proposed, announced or made by any person or entity or shall have been publicly disclosed after the date of this Offer to Purchase or we shall have entered into a definitive agreement or an agreement in principle with any person with respect to a merger, acquisition, business combination or other similar transaction;

  •
  we shall have become aware that any entity, "group" (as that term is used in Section 13(d)(3) of the Exchange Act) or person (1) has acquired or proposes to acquire beneficial ownership of more than 5% of the outstanding shares of Common Stock, whether through the acquisition of stock, the formation of a group, the grant of any option or right (options for and other rights to acquire shares of Common Stock that are acquired or proposed to be acquired being deemed to be immediately exercisable or convertible for purposes of this clause), or otherwise (other than by virtue of consummation of the Offer or anyone who publicly disclosed such ownership in a filing with the SEC on or before the date of this Offer to Purchase), (2) who has filed a Schedule 13D or Schedule 13G with the SEC on or before the date of this Offer to Purchase, has acquired or proposes to acquire, whether through the acquisition of shares of Common Stock, the formation of a group, the grant of any option or right (options for and other rights to acquire shares of Common Stock that are acquired or proposed to be acquired being deemed to be immediately exercisable or convertible for purposes of this clause), or otherwise (other than by virtue of consummation of the Offer), beneficial ownership of an additional 1% or more of the outstanding shares of Common Stock or (3) shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, reflecting an intent to acquire us or any of our subsidiaries or any of our subsidiaries' assets or securities;

  •
  any approval, permit, authorization, favorable review or consent or waiver of or filing with any domestic or foreign governmental or regulatory authority, agency or body or any third party consent or notice, required to be obtained or made in connection with the Offer shall not have been obtained or made on terms and conditions satisfactory to the Company in our reasonable judgment;

  •
  we shall have determined that the consummation of the Offer and the purchase of the shares of Common Stock pursuant to the Offer is likely, in our reasonable judgment, to cause the shares of Common Stock to be (1) held of record by less than 300 persons, (2) delisted from the NYSE or (3) eligible for deregistration under the Exchange Act; or

  •
  we determine, in our reasonable judgment, that the consummation of the Offer or the purchase of shares of Common Stock from any stockholder could jeopardize our qualification and taxation as a real estate investment trust (a "REIT") for U.S. federal income tax purposes, including, for example, if a repurchase could be considered a 'preferential dividend' under the Code.

        Each of the conditions referred to above is for our sole benefit and may be asserted or waived by the Company, in whole or in part, at any time and from time to time in our discretion prior to the Expiration Date. In certain circumstances, if we waive any of the conditions described above, we may be required to extend the Expiration Date.

        Once the Offer has expired, all of the conditions to the Offer must have been satisfied or waived. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any right, and each such right will be deemed an ongoing right that may be asserted at any time and from time to time prior to the Expiration Date. Any determination by the Company concerning the fulfillment or non-fulfillment of the conditions described above will be final and binding on all parties, except as finally determined in a subsequent judicial proceeding if our determination is challenged by stockholders.

        In addition, if completing the Offer on its current or amended terms, or at all, may cause us to fail to qualify for taxation as a REIT under the Code, for example, if completing the Offer would cause the number of holders to be reduced to below 100, or if the repurchase were considered a "preferential dividend" under the Code, we may extend, terminate or amend the Offer.

7.  Price Range of Shares of Common Stock; Distributions

Price Range of Shares of Common Stock.

        Because July 23, 2015 was the first day on which the shares of Common Stock were traded on the NYSE, we cannot provide a market price for the shares of Common Stock. Tendering stockholders whose shares of Common Stock are accepted for payment will lose the opportunity to trade such shares of Common Stock and the chance to participate in any future market upside and future growth of the Company with respect to such shares of Common Stock and will lose the right to receive any future distributions or dividends that we may pay. We determined the price range under the Offer based on consultations among our management, our advisors and our Board of Directors. Based on such consultations, we arrived at the price range of $19.00 to $21.00 per share of Common Stock, which we believe is a range within which our stockholders might sell their shares to us and within which we can prudently effect repurchases for the benefit of the Company on behalf of its stockholders. The trading price of our shares of Common Stock on the NYSE may be higher or lower than the Purchase Price. Stockholders are urged to obtain current market quotations for the Common Stock before deciding whether and at what price or prices to tender their shares.

        Distributions.    The following table sets forth the distributions that have been paid and/or declared within the past two years by our Board of Directors:

Period	Amount Declared per Share of Common Stock(1)
Fiscal Year ended December 31, 2013
First Quarter	—
Second Quarter	—
Third Quarter	—
Fourth Quarter	—
Fiscal Year ended December 31, 2014
First Quarter	—
Second Quarter	—
Third Quarter	—
Fourth Quarter	—
Fiscal Year ending December 31, 2015
First Quarter	—
Second Quarter	$0.18

(1)
The distribution amounts declared per share listed above reflect the Reverse Stock Split that became effective on June 2, 2015.

        On May 13, 2015, our Board of Directors, in anticipation of the listing of the Common Stock on the NYSE, authorized a quarterly distribution in the amount of $0.18 per share on all outstanding shares of Common Stock, as adjusted for the Reverse Stock Split. The distribution was paid on July 8, 2015 to stockholders of record at the close of business on June 30, 2015.

        Shares of Common Stock purchased in the Offer will no longer be eligible for receipt of future distributions. The Company expressly reserves the right to increase or decrease its distributions and pay special distributions in cash or in kind.

8.  Source and Amount of Funds

        If the Offer is fully subscribed, we expect the aggregate purchase price for the shares of Common Stock in the Offer, together with all related fees and expenses, to be approximately $51.4 million.

        We intend to fund the Purchase Price for shares of Common Stock accepted for payment pursuant to the Offer, and related fees and expenses, from available cash and/or borrowings under the Credit Facility. We had approximately $153.2 million of available cash and cash equivalents as of June 30, 2015 and approximately $65.7 million available under the Credit Facility as of June 30, 2015. The Offer is not subject to a financing contingency. The descriptions of the Credit Facility set forth in Item 1.01 in the Company's Current Report on Form 8-K filed with the SEC on July 2, 2015, are incorporated by reference into this Offer to Purchase.

9.  Certain Information Concerning the Company

        On June 21, 2013, we changed our name from Behringer Harvard REIT I, Inc. to TIER REIT, Inc. We were organized in Maryland on June 26, 2002. We have elected to be taxed, and believe we currently qualify, as a REIT for federal income tax purposes. As a REIT, we generally are not subject to corporate-level income taxes to the extent we currently distribute our taxable income. To maintain our REIT status, we are required, among other requirements, to distribute annually to our stockholders at least 90% of our "REIT taxable income," as defined by the Internal Revenue Code of 1986, as amended (excluding net capital gain and without regard to the deduction for dividends paid). If we fail to qualify as a REIT in any taxable year, we would be subject to federal income tax on our taxable income at regular corporate tax rates. As of the date hereof, we believe we are in compliance with all applicable REIT requirements. Substantially all of our business is conducted through our operating partnership, Tier Operating Partnership LP, a Texas limited partnership (the "Operating Partnership"). Our wholly owned subsidiary, Tier GP, Inc., a Delaware corporation, is the sole general partner of the Operating Partnership. Our direct and indirect wholly-owned subsidiaries, Tier Business Trust, a Maryland business trust, and Tier Partners, LLC, a Delaware limited liability company, are limited partners owning substantially all of the Operating Partnership.

        We own and operate high quality office properties located in selective markets throughout the United States. As of June 30, 2015, we owned interests in 31 operating office properties with approximately 11.9 million rentable square feet. We also owned a recently developed non-operating office property with approximately 334,000 rentable square feet and a retail property with approximately 78,000 square feet. As of June 30, 2015, the operating office properties are approximately 89.0% leased to tenants.

        Our office is located at 17300 Dallas Parkway, Suite 1010, Dallas, Texas 75248, and our telephone number is (972) 483-2400.

        From our inception to August 31, 2012, we had no employees and were externally managed by BHT Advisors, LLC (f/k/a Behringer Advisors, LLC), our former external advisor, and were supported by related party service agreements with our former external advisor and its affiliates (collectively "Behringer"). Through August 31, 2012, we exclusively relied on Behringer to provide certain services and personnel for management and day-to-day operations, including advisory services.

        Effective August 31, 2012, we entered into a series of agreements with Behringer beginning our transition to self-management (the "Self-Management Agreements"). Pursuant to the Self-Management Agreements, we began performing certain functions, including the advisory function, previously provided to us by Behringer. In particular, we hired personnel previously employed by Behringer. We continued to purchase certain services from Behringer on a transitional basis, such as human resources, shareholder services and information technology, until the termination of those services, which became effective on June 30, 2015. An affiliate of Behringer, HPT Management Services, LLC, continued to provide property management services for our properties until June 30, 2015, when we exercised a buyout option pursuant to the applicable Self-Management Agreement.

        Available Information.    We are subject to the informational filing requirements of the Exchange Act, and, accordingly, are obligated to file reports, statements and other information with the SEC relating to our business, financial condition and other matters. Information, as of particular dates, concerning our directors and executive officers, their remuneration, incentive compensation granted to them, the principal holders of our securities and any material interest of these persons in transactions with the Company is required to be disclosed in proxy statements distributed to our stockholders and filed with the SEC. We also have filed an Issuer Tender Offer Statement on Schedule TO (the "Schedule TO") with the SEC that includes additional information relating to the Offer.

        These reports, statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of this material may also be obtained by mail, upon payment of the SEC's customary charges, from the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The SEC also maintains a website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. You may access the Company's publicly filed documents at this site, including the Schedule TO and the documents incorporated therein by reference. You may obtain information about the Public Reference Room by calling the SEC for more information at 1-800-SEC-0330. You may also go to the Investor Relations section of the Company's website located at http://www.tierreit.com/ir.

        Incorporation by Reference.    The rules of the SEC allow the Company to "incorporate by reference" information into this Offer to Purchase, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The following documents that have been previously filed with the SEC contain important information about the Company and we incorporate them by reference:

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed on March 11, 2015;

  •
  Definitive Proxy Statement on Schedule 14A, as filed on April 7, 2014 (the "Proxy Statement");

  •
  Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015, as filed on May 5, 2015; and

  •
  Current Reports on Form 8-K (excluding any information furnished therein), as filed on April 1, 2015, April 15, 2015, May 13, 2015, June 3, 2015, June 30, 2015, July 2, 2015, July 7, 2015, July 15, 2015, July 17, 2015 and July 20, 2015.

        Any statement contained in any document incorporated by reference into this Offer to Purchase shall be deemed to be modified or superseded to the extent that an inconsistent statement is made in this Offer to Purchase. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Offer to Purchase.

        You may request a copy of these filings, at no cost, by writing or telephoning the Information Agent at its address and telephone numbers set forth on the back cover page of this Offer to Purchase.

10.  Interests of Directors, Executive Officers and Affiliates; Transactions and Arrangements Concerning the Shares of Common Stock

        Shares of Common Stock Outstanding.    Immediately after the Listing Time, there were 50,061,336 shares of Common Stock issued and outstanding.

        Because the Purchase Price will be determined after the Expiration Date, the number of shares of Common Stock that will be purchased will not be known until after that time. At the maximum price of $21.00 per share of Common Stock, we could purchase approximately 2,380,952 shares of Common Stock if the Offer is fully subscribed, which would represent approximately 4.8% of our issued and outstanding shares as of immediately after the Listing Time. At the minimum price of $19.00 per share of Common Stock, we could purchase approximately 2,631,578 shares of Common Stock if the Offer is fully subscribed, which would represent approximately 5.3% of our issued and outstanding shares as of immediately after the Listing Time.

        Interests of Directors and Executive Officers.    Immediately after the Listing Time, our directors and executive officers as a group (12 persons) beneficially owned an aggregate of 212,656 shares of Common Stock, representing less than 1% of our issued and outstanding shares of Common Stock. None of our directors or executive officers intends to tender any of his or her shares of Common Stock in the Offer. After expiration or termination of the Offer, our directors and executive officers may, subject to applicable law, applicable policies and practices of the Company, sell their shares of Common Stock from time to time and in open market transactions at prices that may be more or less favorable than the Purchase Price to be paid to our stockholders pursuant to the Offer.

        The following table sets forth the aggregate number of shares of Common Stock that were beneficially owned (as determined under Rule 13d-3 promulgated under the Exchange Act) by each of our current directors and named executive officers, and by all directors and executive officers as a group, as of immediately after the Listing Time. For purposes of the following table, and in accordance with SEC rules, shares of Common Stock are considered "beneficially owned" if the person directly or indirectly has sole or shared power to vote or direct the voting of the securities or has sole or shared power to divest of or direct the divestment of the securities. A person is also considered to beneficially own shares of Common Stock that he, she or it has the right to acquire within 60 days after July 23, 2015, in accordance with Rule 13d-3 promulgated under the Exchange Act. Except as indicated, each holder has sole voting and dispositive power over the listed shares of Common Stock.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percentage
Charles G. Dannis(3)	4,631	*
Robert S. Aisner(4)	—	*
Richard I. Gilchrist(5)	—	*
Thomas M. Herzog	—	*
M. Jason Mattox(6)	16	*
Steven W. Partridge(3)	4,530	*
G. Ronald Witten(3)	4,769	*
Scott W. Fordham(7)	95,208	*
Dallas E. Lucas(8)	18,968	*
William J. Reister(9)	42,791	*
Telisa Webb Schelin(10)	30,421	*
James E. Sharp(11)	11,322	*

All officers and directors as a group (12 persons)	212,656	*

*
Less than 1% of the outstanding Common Stock.

(1)
The address of Ms. Schelin and each of Messrs. Dannis, Gilchrist, Herzog, Partridge, Witten, Fordham, Lucas, Reister, and Sharp is c/o TIER REIT, Inc., 17300 Dallas Parkway, Suite 1010, Dallas, Texas 75248. The address of each of Messrs. Aisner and Mattox is c/o Behringer, 15601 Dallas Parkway, Suite 600, Addison, Texas 75001.

(2)
For purposes of calculating the percentage beneficially owned, the number of shares of common stock deemed outstanding consists of: (1) 50,061,336 shares of common stock outstanding as of July 23, 2015, which includes shares of restricted stock, and (2) shares of common stock issuable pursuant to options held by the respective person that may be exercised within 60 days following July 23, 2015; it does not include (1) 10,000 shares of Series A Convertible Preferred Stock owned by Behringer Harvard REIT I Services Holdings, LLC ("Services Holdings"), or (2) restricted stock units held by the independent directors convertible into shares of common stock upon certain events or at specified future dates not within 60 days following July 23, 2015. Beneficial ownership is determined in accordance with the SEC rules that deem shares to be beneficially owned by any person or group who has or shares voting and investment power with respect to such shares.

(3)
Includes vested options exercisable into 4,165 shares of common stock; does not include 4,062 restricted stock units.

(4)
Does not include 3,666 shares of common stock owned by Behringer Harvard Holdings, LLC ("BHH"), of which Mr. Aisner controls the disposition of approximately 4% of the limited liability company interests, or 10,000 shares of Series A Convertible Preferred Stock owned by Services Holdings.

(5)
Does not include 1,653 restricted stock units.

(6)
Does not include 3,666 shares of common stock owned by BHH, of which Mr. Mattox controls the disposition of approximately 1.5% of the limited liability company interests, or 10,000 shares of Series A Convertible Preferred Stock owned by Services Holdings.

(7)
Includes 80,471 restricted shares of common stock.

(8)
Includes 18,968 restricted shares of common stock.

(9)
Includes 35,078 restricted shares of common stock.

(10)
Includes 24,915 restricted shares of common stock.

(11)
Includes 9,332 restricted shares of common stock.

        To our knowledge, no person beneficially owned more than 5% of the shares of Common Stock as of July 23, 2015.

        Termination of Share Redemption Program.    Our Board of Directors elected to suspend the Company's share redemption program (the "SRP"), effective December 19, 2012. On June 23, 2015, our Board of Directors elected to terminate the SRP effective as of the listing date.

        Redemption of Fractional Shares.    As previously announced in a Current Report on Form 8-K filed on June 3, 2015, our Board of Directors approved the redemption of all fractional shares of Common Stock that remained following effectuation of the Reverse Stock Split. Each affected stockholder of record as of the close of business on June 2, 2015 received a cash payment equal to the fractional share held by such stockholder multiplied by $26.88 (which number is the product of the Company's estimated net asset value per share of $4.48 as of October 30, 2014, multiplied by six to account for the Reverse Stock Split). For important information regarding the methodologies, assumptions and limitations of this estimated per share value, please see Part II, Item 5 of the Company's Quarterly Report on Form 10-Q for the period ended October 31, 2014, filed with the SEC on November 3, 2014, available at http://www.sec.gov and at the Company's website at http://www.tierreit.com and incorporated herein by reference. The fractional share payments were remitted to the stockholders on or about June 5, 2015.

        Recent Securities Transactions.    Based on our records and on information provided to us by our directors, executive officers, affiliates and subsidiaries, neither we nor any of our directors, executive officers, affiliates or subsidiaries have effected any transactions involving shares of Common Stock during the 60 days prior to July 23, 2015, except for the Redemption.

        Stock-Based Compensation Plans; Other Interests.    Except (1) as otherwise described or incorporated by reference in this Offer to Purchase, the Schedule TO or the Proxy Statement and (2) for the employment and incentive compensation arrangements described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015, and our Current Reports on Form 8-K filed with the SEC on September 6, 2012, May 27, 2014, February 2, 2015 and July 15, 2015, all of which descriptions are incorporated herein by reference, neither we nor, to the best of our knowledge, any of our affiliates, directors or executive officers, is a party to any agreement, arrangement, understanding or relationship, whether or not legally enforceable, with any other person, relating, directly or indirectly, to the Offer or with respect to any of our securities, including, but not limited to, any agreement, arrangement, understanding or relationship concerning the transfer or the voting of our securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations.

11.  Effects of the Offer on the Market for Shares of Common Stock; Registration under the Exchange Act

        Our purchase of shares of Common Stock pursuant to the Offer will reduce our "public float" (the number of shares of Common Stock owned by non-affiliated stockholders and available for trading in the securities markets), and may reduce the number of our stockholders. As a result, trading of a relatively small volume of the shares of Common Stock after consummation of the Offer may have a greater impact on trading prices than would be the case prior to consummation of the Offer.

        We believe that there will be a sufficient number of shares of Common Stock outstanding and publicly traded following completion of the Offer to ensure a continued trading market for shares of Common Stock. Based upon published guidelines of the NYSE, we do not believe that our purchase of shares of Common Stock pursuant to the Offer will cause the remaining outstanding shares of Common Stock to be delisted from the NYSE. The Offer is conditioned upon, among other things, our determination that the consummation of the Offer and the purchase of shares of Common Stock pursuant to the Offer is not likely, in our reasonable judgment, to cause the shares of Common Stock to be (1) held of record by less than 300 persons, (2) delisted from the NYSE or (3) deregistered under the Exchange Act. See Section 6, "Conditions of the Offer".

        The shares of Common Stock are registered under the Exchange Act, which requires, among other things, that we furnish certain information to our stockholders and the SEC and comply with the SEC's proxy rules in connection with meetings of our stockholders. We believe that our purchase of shares of Common Stock pursuant to the Offer pursuant to the terms of the Offer will not result in the shares of Common Stock being deregistered under the Exchange Act.

12.  Certain Legal Matters; Regulatory Approvals

        We are not aware of any license or regulatory permit that is material to our business that might be adversely affected by our acquisition of shares of Common Stock as contemplated pursuant to the Offer, nor are we aware of any approval or other action by any government or governmental, administrative or regulatory authority, agency or body, domestic, foreign or supranational, that would be required for our acquisition or ownership of shares of Common Stock as contemplated by the Offer. Should any such approval or other action or notice filings be required, we presently contemplate that we will seek that approval or other action and make or cause to be made such notice filings. We cannot predict whether we will be required to delay the acceptance for payment of or payment for shares of Common Stock tendered in the Offer pending the outcome of any such approval or other action. There can be no assurance that any such approval or other action, if needed, would be obtained or would be obtained without substantial cost or conditions or that the failure to obtain the approval or other action might not result in adverse consequences to our business and financial condition. Our obligations pursuant to the Offer to accept for payment and pay for shares of Common Stock are subject to the satisfaction of certain conditions. See Section 6, "Conditions of the Offer."

13.  Material U.S. Federal Income Tax Consequences

        The following summary describes the material U.S. federal income tax consequences relating to the Offer to stockholders whose shares of Common Stock are validly tendered and accepted for payment pursuant to the Offer. For purposes of this section, stockholders refer to the beneficial owners of Common Stock. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder, administrative pronouncements and judicial decisions, all as in effect as of the date hereof and all of which are subject to change or differing interpretation, possibly with retroactive effect, which may result in U.S. federal income tax consequences different from those described below. We have not sought, and will not seek, any ruling from the IRS, or any other tax authority, with respect to the statements made and the conclusions reached in this discussion. There can be no assurance that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This summary addresses only shares of Common Stock that are held as capital assets within the meaning of Section 1221 of the Code and does not address all of the tax consequences that may be relevant to stockholders in light of their particular circumstances or to certain types of stockholders subject to special treatment under the Code, including, without limitation, certain financial institutions, dealers in securities, traders in securities who elect to apply a mark-to-market method of tax accounting, insurance companies, tax-exempt organizations, regulated investment companies, certain expatriates, "U.S. holders" (as defined below) whose functional currency is other than the U.S. dollar, persons subject to the alternative minimum tax, persons that hold shares of Common Stock as a position in a "straddle" or as a part of a "conversion", "constructive sale" or integrated transaction for U.S. federal income tax purposes, or persons that purchase or sell shares as part of a wash sale for U.S. federal income tax purposes. In addition, except as otherwise specifically noted, this discussion applies only to "U.S. holders". This summary also does not address the state, local or foreign tax consequences of participating in the Offer. This summary assumes that the Company is and will remain a REIT for U.S. federal income tax purposes for its taxable year which includes the exchange of shares of Common Stock pursuant to the Offer. For purposes of this discussion, a "U.S. holder" means a beneficial owner of shares for U.S. federal income tax purposes that is:

  •
  a citizen or resident of the United States;

  •
  a corporation or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust if a U.S. court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust or the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

        If a partnership holds shares of Common Stock, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding shares of Common Stock should consult their tax advisors.

        Stockholders are urged to consult their tax advisor to determine the particular tax consequences to them of participating or not participating in the Offer in light of their particular circumstances.

        Characterization of the Purchase.    The purchase of shares of Common Stock by the Company in the Offer will be a taxable transaction for U.S. federal income tax purposes. As a consequence of the purchase, a U.S. holder will, depending on the U.S. holder's particular circumstances and after taking into account any proration, be treated either as having sold the U.S. holder's shares of Common Stock or as having received a distribution in respect of shares of Common Stock from the Company.

        Under Section 302 of the Code, a U.S. holder whose shares of Common Stock are purchased by the Company in the Offer will be treated as having sold its shares of Common Stock if the purchase:

  •
  results in a "complete termination" of the U.S. holder's equity interest in the Company;

  •
  results in a "substantially disproportionate" redemption with respect to the U.S. holder; or

  •
  is "not essentially equivalent to a dividend" with respect to the U.S. holder.

        Each of these tests, referred to as the "Section 302 tests", is explained in more detail below.

        If a U.S. holder satisfies any of the Section 302 tests explained below, the U.S. holder will be treated as if it sold its shares of Common Stock to the Company and will recognize capital gain or loss equal to the difference between the amount of cash received in the Offer and the U.S. holder's adjusted tax basis in the shares of Common Stock surrendered in exchange therefor. This gain or loss will be long-term capital gain or loss if the U.S. holder's holding period for the shares of Common Stock that were sold exceeds one year as of the date of purchase by the Company in the Offer. Specified limitations may apply to the deductibility of capital losses by U.S. holders. In addition, any loss upon an exchange of shares of Common Stock for cash in the Offer by a U.S. holder that has held such shares of Common Stock for six months or less, after applying holding period rules, generally will be treated as a long-term capital loss to the extent of distributions received, or deemed to be received, from the Company that were required to be treated by the U.S. holder as long-term capital gain. Gain or loss must be determined separately for each block of shares of Common Stock (generally, shares of Common Stock acquired at the same cost in a single transaction) that is purchased by the Company from a U.S. holder in the Offer. A U.S. holder may be able to designate, generally through its broker, which blocks of shares of Common Stock it wishes to tender in the Offer if fewer than all of its shares of Common Stock are tendered in the Offer, and the order in which different blocks will be purchased by the Company in the event of proration in the Offer. U.S. holders should consult their tax advisors concerning the mechanics and desirability of that designation.

        If a U.S. holder does not satisfy any of the Section 302 tests explained below, the purchase of the U.S. holder's shares of Common Stock by the Company in the Offer will not be treated as a sale or exchange. Instead, the purchase of the U.S. holder's shares of Common Stock by the Company in the Offer will be treated as a distribution with respect to the U.S. holder's shares and thus treated as a dividend to the U.S. holder with respect to its shares of Common Stock, to the extent of the U.S. holder's ratable share of our current and accumulated earnings and profits (within the meaning of the Code). Such a dividend would be includible in the U.S. holder's gross income without reduction for the tax basis of the shares of Common Stock sold, and no loss would be recognized. Noncorporate U.S. holders would generally not be entitled to the preferential tax rate applicable to certain types of dividends (qualified dividend income) with respect to the portion of any distribution taxed as a dividend, except as described below with respect to dividends designated as capital gain dividends or qualified income. REIT dividends are not eligible for the dividends received deduction in the case of U.S. holders that are corporations. To the extent the amount received by a U.S. holder with respect to the purchase of its shares of Common Stock by the Company in the Offer exceeded our current and accumulated earnings and profits, the excess first would be treated as a tax-free return of capital that would reduce the U.S. holder's adjusted tax basis (but not below zero) in its shares of Common Stock and any remainder would be treated as capital gain from the sale of the shares of Common Stock (which may be long-term capital gain as described above). To the extent that a purchase of a U.S. holder's shares of Common Stock by the Company in the Offer is treated as the receipt by the U.S. holder of a dividend, the U.S. holder's adjusted tax basis (after reduction, if any, as described in the previous sentence) in the purchased shares will be added to any shares retained by the U.S. holder, subject to certain adjustments in the case of a corporate U.S. holder. If a U.S. holder owns no other shares of Common Stock, under certain circumstances, such basis may be transferred to a related person, or it may be lost entirely. To the extent that the purchase of a U.S. holder's shares of Common Stock by the Company in the Offer is treated as a dividend and to the extent that we properly designated all or part of such dividend as qualified dividend income or as a capital gain dividend, such part of the dividend will be taxable to the U.S. holder as qualified dividend income or as gain from the sale of a capital asset held for more than one year, to the extent that it does not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. holder has held such shares. Thus, with certain limitations, certain dividends received by an individual U.S. holder may be eligible for preferential rates of taxation.

        Notwithstanding the foregoing, the IRS has proposed Treasury regulations that would require the basis reduction associated with a repurchase (such as pursuant to the Offer) that is treated as a distribution (rather than a sale or exchange) to be applied on a "share-by-share" basis, which could result in taxable income with respect to some shares of Common Stock sold by a U.S. holder pursuant to the Offer, even though the U.S. holder's aggregate basis for such shares would be sufficient to absorb the portion of the distribution that is not treated as being made out of our current and accumulated earnings and profits. In addition, these proposed Treasury regulations would not permit the transfer of basis in the shares of Common Stock purchased by the Company in the Offer to be shifted to other shares of Common Stock held (directly or indirectly) by the exchanging U.S. holder. Instead, the unrecovered basis in such shares of Common Stock would be treated as a deferred loss to be recognized when certain conditions are satisfied. These proposed Treasury regulations would be effective for transactions that occur after the date the regulations are published as final Treasury regulations. There can, however, be no assurance as to whether, when, and in what particular form such proposed Treasury regulations will ultimately be finalized, and whether any such final regulations would apply to an exchange of shares pursuant to the Offer.

        Constructive Ownership of Shares of Common Stock and Other Issues.    In applying each of the Section 302 tests explained below, U.S. holders must take into account not only shares of Common Stock that they actually own but also shares of Common Stock they are treated as owning under the constructive ownership rules of Section 318 of the Code. Under the constructive ownership rules, a U.S. holder is treated as owning any shares of Common Stock that are owned (actually and in some cases constructively) by certain related individuals and entities as well as shares of Common Stock that the U.S. holder has the right to acquire by exercise of an option or by conversion or exchange of a security. Due to the factual nature of the Section 302 tests explained below, U.S. holders should consult their tax advisors to determine whether their sale of shares of Common Stock in the Offer qualifies for sale or exchange treatment in their particular circumstances.

        U.S. holders should be aware that an acquisition or disposition of shares of Common Stock (including by persons whose ownership of outstanding shares of Common Stock is attributed to a U.S. holder pursuant to the constructive ownership rules described above) as part of a firm and fixed plan that includes the U.S. holder's tender of shares of Common Stock pursuant to the Offer should be taken into account in determining whether any of the Section 302 tests are satisfied. For example, if a U.S. holder sells shares of Common Stock (including sales by persons whose ownership of outstanding shares of Common Stock is attributed to the U.S. holder pursuant to the constructive ownership rules described above) to persons other than the Company at or about the time the U.S. holder also sells shares of Common Stock pursuant to the Offer, and the various sales effected by the U.S. holder are part of an overall firm and fixed plan to reduce or terminate the U.S. holder's proportionate interest in the Company, then the sales to persons other than the Company may, for U.S. federal income tax purposes, be integrated with the U.S. holder's sale of shares of Common Stock pursuant to the Offer and, if integrated, should be taken into account in determining whether the U.S. holder satisfies any of the Section 302 tests with respect to shares of Common Stock sold by the U.S. holder to the Company in the Offer.

        We cannot predict whether or the extent to which the Offer will be oversubscribed. If the Offer is oversubscribed, proration of tenders in the Offer will cause the Company to accept fewer shares of Common Stock than are tendered. This in turn may affect the U.S. holder's U.S. federal income tax consequences. In particular, this could affect the U.S. holder's ability to satisfy one of the Section 302 tests described below. In any event, no assurance can be given that a U.S. holder will be able to determine in advance whether its disposition of shares of Common Stock pursuant to the Offer will be treated as a sale or exchange or as a dividend distribution in respect of shares of Common Stock from the Company.

        Section 302 Tests.    One of the following tests must be satisfied in order for the purchase of shares of Common Stock by the Company in the Offer to be treated as a sale or exchange for U.S. federal income tax purposes:

  •
  Complete Termination Test.  The purchase of a U.S. holder's shares of Common Stock by the Company in the Offer will result in a "complete termination" of the U.S. holder's equity interest in the Company if all of the shares of Common Stock that are actually owned by the U.S. holder are sold in the Offer and all of the shares of Common Stock that are constructively owned by the U.S. holder, if any, are sold in the Offer or, with respect to shares of Common Stock owned by certain related individuals, the U.S. holder effectively waives, in accordance with Section 302(c) of the Code and the Treasury regulations promulgated thereunder, attribution of shares of Common Stock that otherwise would be considered as constructively owned by the U.S. holder. U.S. holders wishing to satisfy the "complete termination" test through waiver of the constructive ownership rules should consult their tax advisors.

  •
  Substantially Disproportionate Test.  The purchase of a U.S. holder's shares of Common Stock by the Company in the Offer will result in a "substantially disproportionate" redemption with respect to the U.S. holder if, among other things, the percentage of the then outstanding Common Stock actually and constructively owned by the U.S. holder immediately after the purchase is less than 80% of the percentage of the Common Stock actually and constructively owned by the U.S. holder immediately before the purchase (treating as outstanding all shares of Common Stock purchased in the Offer) and immediately following the exchange the U.S. holder actually and constructively owns less than 50% of the Common Stock (i.e., of the total combined voting power of all classes of voting shares of the Company).

  •
  Not Essentially Equivalent to a Dividend Test.  The purchase of a U.S. holder's shares of Common Stock by the Company in the Offer will be treated as "not essentially equivalent to a dividend" if the reduction in the U.S. holder's proportionate interest in the Company as a result of the purchase constitutes a "meaningful reduction" given the U.S. holder's particular circumstances. Whether the receipt of cash by a stockholder who sells shares of Common Stock in the Offer will be "not essentially equivalent to a dividend" is independent of whether or not we have current or accumulated earnings and profits and will depend upon the stockholder's particular facts and circumstances. The IRS has indicated in a published revenue ruling that even a small reduction in the percentage interest of a stockholder whose relative stock interest in a publicly held corporation is minimal (for example, an interest of less than 1%) and who exercises no control over corporate affairs should constitute a "meaningful reduction". U.S. holders should consult their tax advisors as to the application of this test in their particular circumstances. U.S. holders should note, however, that because other investors may exchange a greater percentage of their shares of Common Stock pursuant to the Offer, the interest in the Company of a U.S. holder may increase immediately following the Offer even if that U.S. holder exchanges shares of Common Stock for cash pursuant to the Offer and neither it nor any person whose ownership of shares of Common Stock of the Company is attributed to such U.S. holder pursuant to the constructive ownership rules described above acquires any other shares of Common Stock of the Company.

        The application of Section 302 of the Code is complex. U.S. holders intending to rely on any of the tests described above should consult their tax advisors to determine the application of these rules in their particular circumstances.

        Medicare Tax.    A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax (the "Medicare tax"), is subject to a 3.8% tax on the lesser of (1) the U.S. holder's "net investment income" for the relevant taxable year and (2) the excess of the U.S. holder's adjusted (or modified adjusted0 gross income for the taxable year over a certain threshold (which, at present, in the case of individuals is between $125,000 and $250,000, depending on the individual's circumstances). A U.S. holder's net investment income generally includes its net gains or dividend income recognized upon a sale of shares of Common Stock pursuant to the Offer, unless such net gains or dividend income are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). A U.S. holder that is an individual, estate or trust is urged to consult its tax advisors regarding the applicability of the Medicare tax to its gains and income in respect of the shares of Common Stock purchased in the Offer.

        Non-U.S. Stockholders.    The following general discussion applies to stockholders that are "non-U.S. holders". A "non-U.S. holder" is a person or entity that, for U.S. federal income tax purposes, is a beneficial owner of our shares that is:

  •
  non-resident alien individual; or

  •
  foreign corporation.

        The U.S. federal income tax treatment of our purchase of shares of Common Stock from a non-U.S. holder pursuant to the Offer will depend on whether the non-U.S. holder is treated, based on the non-U.S. holder's particular circumstances, as having sold the tendered shares of Common Stock or as having received a distribution in respect of the non-U.S. holder's shares of Common Stock. The appropriate treatment of our purchase of shares of Common Stock from a non-U.S. holder will be determined in the manner described above. See "—Section 302 Tests".

        We believe that we are, and we expect to be as of the time we purchase shares of Common Stock pursuant to the Offer, a domestically controlled REIT (generally, a REIT in which, at all times during a specified testing period, less than 50% in value of its shares of capital stock are held directly or indirectly by non-U.S. persons), and, therefore, we expect that taxation under the Foreign Investment in Real Property Tax Act of 1980, as amended, or FIRPTA, generally will not apply to our purchase of shares of Common Stock from a non-U.S. holder (if treated as a sale or exchange of such shares, except as otherwise provided below). The rest of this section assumes that will be the case. However, we can offer no assurances that we are presently, or that we will remain, domestically controlled.

        If the gain on exchange of our Common Stock (or a distribution, as discussed below) were taxed under FIRPTA, a Non-U.S. Holder generally would be taxed on that gain in the same manner as a U.S. Holder, subject to any applicable alternative minimum tax. The Non-U.S. Holder also generally would be required to file a U.S. federal income tax return. As discussed below, for withholding purposes, we will not treat the exchange of Common Stock for cash as a sale or exchange for U.S. federal withholding tax purposes (including for purposes of withholding under FIRPTA).

        If the purchase of shares of Common Stock by the Company in the Offer is characterized as a sale or exchange (as opposed to a dividend) with respect to a non-U.S. holder, the non-U.S. holder generally will not be subject to U.S. federal income tax, including by way of withholding, on gain realized on the disposition of shares of Common Stock in the Offer unless:

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  the gain is effectively connected with a trade or business of the non-U.S. holder in the United States, subject to an applicable treaty providing otherwise; or

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  the non-U.S. holder is an individual that was present in the U.S. for 183 days or more during the taxable year of the disposition and certain other conditions exist.

        An individual who is present in the United States for 183 days or more in the taxable year of disposition, and is not otherwise a resident of the United States for U.S. federal income tax purposes, should consult his or her own tax advisor regarding the U.S. federal income tax consequences of participating in the Offer, including whether such individual is treated as a resident.

        If a non-U.S. holder does not satisfy any of the Section 302 tests explained above, the full amount received by the non-U.S. holder with respect to our purchase of shares of Common Stock in the Offer will be treated as a distribution to the non-U.S. holder with respect to the non-U.S. holder's shares of Common Stock. The treatment, for U.S. federal income tax purposes, of such distribution as a dividend, a tax-free return of capital, or as capital gain from the sale of shares of Common Stock will be determined in the manner described above. See "—Characterization of the Purchase".

        To the extent that amounts received by a non-U.S. holder with respect to our purchase of shares of Common Stock in the Offer are treated as a dividend, they will be subject to U.S. federal income tax, and the applicable withholding agent will be required to withhold such U.S. federal income tax, at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty, provided the applicable withholding agent has received proper certification of the application of such income tax treaty).

        Notwithstanding the above, whether or not a non-U.S. holder satisfies one of the Section 302 tests, distributions that are attributable to gain from sales or exchanges by the Company of United States real property interests (as defined under the Code) generally will be subject to U.S. federal income tax and withholding at a rate of 35% (and possible additional 30% branch profits tax that may apply to a non-U.S. holder that is a foreign corporation), unless (i) our shares of Common Stock are "regularly traded" on an established securities market located in the United States (as defined by applicable Treasury regulations), and (ii) the non-U.S. holder has owned (directly and constructively) not more than 5% of the Common Stock at any time during the one-year period ending on the date of the distribution (in this case, the date of the exchange pursuant to the Offer), in which case the 30% withholding tax rate (or such lower rate as may be specified by an applicable income tax treaty, subject to proper certification) would apply if the distribution does not satisfy the Section 302 tests. We expect that, as a result of the listing of our shares of Common Stock on the NYSE, upon the completion of the Offer our shares of Common Stock will be regularly traded on an established securities market in the United States, but no assurance can be given in this regard. Special rules apply if a non-U.S. holder's shares of Common Stock are used, or held for use, by the non-U.S. holder in the conduct of a U.S. trade or business. Such a non-U.S. holder should consult his or her own tax advisor regarding the U.S. federal income tax consequences of participating in the Offer.

        Although the exchange of shares of Common Stock for cash pursuant to the Offer by a non-U.S. holder may be eligible for sale and exchange treatment under Section 302 (see "—Characterization of the Purchase"), for withholding purposes, we or another withholding agent may treat any such exchange as a distribution for U.S. federal income tax purposes that is made out of our current or accumulated earnings and profits and withhold tax at a 30% rate on payments to non-U.S. holders, or such lower rate as may be specified by an applicable income tax treaty (if we or the applicable withholding agent has received proper certification of the application of such income tax treaty). Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the manner of claiming the benefits of such treaty. A non-U.S. holder that is able to satisfy one of the Section 302 tests or is eligible for a reduced rate of U.S. federal withholding tax under an applicable income tax treaty or otherwise may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS. Backup withholding generally will not apply to amounts subject to the withholding described in this paragraph.

        Backup Withholding.    See Section 3, "Procedures for Tendering Shares of Common Stock", with respect to the application of U.S. federal backup withholding.

        The preceding discussion is not tax advice. Stockholders are urged to consult their tax advisors to determine the particular tax consequences to them of participating in the Offer, including the applicability and effect of state, local, foreign and other tax laws and the possible effects of changes in U.S. federal or other tax laws.

14.  Extension of the Offer; Termination; Amendment

        Subject to applicable law and any rules and regulations of the SEC, we expressly reserve the right, in our sole discretion, at any time and from time to time, and regardless of whether any of the events set forth in Section 6, "Conditions of the Offer", shall have occurred or shall be deemed by the Company to have occurred, to extend the period of time the Offer is open and delay acceptance for payment of, and payment for, any shares of Common Stock by giving oral or written notice of such extension to the Depositary and Paying Agent and making a public announcement of such extension. We also expressly reserve the right, in our sole discretion, to terminate the Offer and reject for payment, and not pay for, any shares of Common Stock not theretofore accepted for payment or paid for or, subject to applicable law, postpone payment for shares of Common Stock, if any of the conditions specified in Section 6, "Conditions of the Offer", are not satisfied or waived prior to the Expiration Date, by giving oral or written notice of such termination or postponement to the Depositary and Paying Agent and making a public announcement of such termination or postponement. Our reservation of the right to delay payment for shares of Common Stock that we have accepted for payment is limited by Rule 13e-4(f)(5) and Rule 14e-1(c) promulgated under the Exchange Act, which require that we must pay the consideration offered or return the shares of Common Stock tendered promptly after termination or withdrawal of the Offer.

        Subject to compliance with applicable law, we further reserve the right, in our sole discretion, to amend the Offer in any respect (including, without limitation, by decreasing or increasing the consideration offered pursuant to the Offer to stockholders or by decreasing or increasing the aggregate value of shares of Common Stock being sought in the Offer). Amendments to the Offer may be made at any time and from time to time by public announcement of such amendments. In the case of an extension, the notice of the amendment must be issued no later than 9:00 a.m., New York City time, on the next business day after the last previously scheduled expiration date. Any public announcement made pursuant to the Offer will be disseminated promptly to stockholders in a manner reasonably designed to inform stockholders of such change. Without limiting the manner in which we may choose to make a public announcement, except as required by applicable law, we shall have no obligation to publish, advertise or otherwise disseminate any such public announcement other than by issuing a press release.

        If we materially change the terms of the Offer or the information concerning the Offer, or if we waive a material condition of the Offer, we will extend the Offer to the extent required by Rules 13e-4(d)(2), 13e-4(e)(3) and 13e-4(f)(1) promulgated under the Exchange Act. These rules and certain related releases and interpretations of the SEC provide that the minimum period during which a tender offer must remain open following material changes in the terms of the tender offer or information concerning the tender offer (other than a change in price or a change in percentage of securities sought) will depend on the facts and circumstances, including the relative materiality of such terms or information. If:

  •
  we increase or decrease the price to be paid for shares of Common Stock; and

  •
  the Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that notice of such an increase or decrease is first published, sent or given to stockholders in the manner specified in this Section 14, "Extension of the Offer; Termination; Amendment",

then the Offer will be extended until the expiration of the period of 10 business days. For purposes of the Offer, a "business day" means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

        In accordance with the rules of the SEC, we may increase the number of shares of Common Stock accepted for payment in the Offer by up to 2% of the outstanding shares of Common Stock without amending or extending the Offer.

15.  Fees and Expenses

        We have retained J.P. Morgan Securities LLC and Wells Fargo Securities, LLC to act as Dealer Managers in connection with the Offer. In their role as Dealer Managers, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC may contact brokers, dealers and other nominee stockholders and may provide information regarding the Offer to those that they contact or persons, including any institutional stockholders, that contact J.P. Morgan Securities LLC and Wells Fargo Securities, LLC. The Dealer Managers will receive, for these services, a reasonable and customary fee. We also have agreed to reimburse the Dealer Managers for all documented reasonable out-of-pocket expenses actually incurred in connection with the Offer and to indemnify the Dealer Managers against certain liabilities in connection with the Offer, including certain liabilities under the federal securities laws. The Dealer Managers have in the past provided, and in the future may provide, capital markets advice to the Company, for which services they have received, and would expect to receive, customary compensation from us. In particular, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC and/or certain of their respective affiliates are lenders and/or agents under the Credit Facility. In the ordinary course of business, including in their trading and brokerage operations and in a fiduciary capacity, the Dealer Managers and their respective affiliates may enter into, exit or hold positions, both long and short, for their own accounts and for those of their customers, in our securities.

        We have retained Computershare Trust Company, N.A. to act as the Depositary and Paying Agent in connection with the Offer. In its role as Depositary, it will receive Letters of Transmittal, Notices of Guaranteed Delivery and notices of withdrawal. In its role as Paying Agent, it will be responsible for receiving tenders through DTC's ATOP system, determining the Purchase Price and proration factor, if any, and matching payment for all shares of Common Stock purchased by the Company in the Offer. Computershare Trust Company, N.A. will receive reasonable and customary compensation for its services, will be reimbursed by the Company for reasonable and necessary out-of-pocket expenses incurred in connection with the Offer and will be indemnified against certain liabilities in connection with the Offer, including certain liabilities under the federal securities laws.

        We have retained Georgeson Inc. to act as the Information Agent in connection with the Offer. In its role as Information Agent, Georgeson Inc. may contact stockholders by mail, telephone, facsimile, e-mail and personal interviews and may request brokers, dealers, commercial banks, trust companies or other nominee stockholders to forward materials relating to the Offer to beneficial owners. Georgeson Inc. may also provide information regarding the Offer to those persons, including retail stockholders, that contact it. Georgeson Inc. will receive reasonable and customary compensation for its services, will be reimbursed by the Company for reasonable documented expenses incurred in connection with the Offer and will be indemnified against certain liabilities in connection with the Offer, including certain liabilities under the federal securities laws.

        We will not pay any fees or commissions to brokers, dealers or other persons (other than fees to the Dealer Managers, the Paying Agent, the Depositary and the Information Agent as described above) for soliciting tenders of shares of Common Stock pursuant to the Offer. Stockholders holding shares of Common Stock through brokers, dealers, commercial banks, trust companies or other nominees are urged to consult such entities to determine whether transaction costs may apply if stockholders tender shares of Common Stock through them and not directly to the Depositary. We will, however, upon request, reimburse brokers, dealers, commercial banks, trust companies and other nominees for customary mailing and handling expenses incurred by them in forwarding the Offer and related materials to the beneficial owners of shares of Common Stock held by them as a nominee or in a fiduciary capacity. No broker, dealer, commercial bank, trust company or other nominee has been authorized to act as our agent, or the agent of the Dealer Managers, the Paying Agent, the Depositary or the Information Agent for purposes of the Offer. We will pay or cause to be paid all stock transfer taxes, if any, on our purchase of shares of Common Stock, except as otherwise provided in Section 5 hereof. See Section 5, "Purchase of Shares of Common Stock and Payment of Purchase Price".

16.  Miscellaneous

        We are not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the Offer or the acceptance of shares of Common Stock pursuant to the Offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with the applicable law. If, after such good faith effort, we cannot comply with the applicable law, the Offer will not be made to, nor will tenders be accepted from or on behalf of, stockholders residing in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on our behalf by the Dealer Managers or by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

        Pursuant to Rule 13e-4(c)(2) promulgated under the Exchange Act, we have filed with the SEC the Schedule TO, which contains additional information relating to the Offer. The Schedule TO, including the exhibits and any amendments and supplements thereto, may be examined, and copies may be obtained, at the same places and in the same manner as is set forth in Section 9, "Certain Information Concerning the Company", with respect to information concerning the Company.

        We have not authorized any person to make any recommendation on our behalf as to whether you should tender or refrain from tendering your shares of Common Stock in the Offer or as to the price or prices at which you may choose to tender your shares in the Offer. You should rely only on the information in or incorporated by reference into this Offer to Purchase and the related Letter of Transmittal or in the other documents to which we have referred you. Our delivery of this Offer to Purchase shall not under any circumstances create any implication that the information in this Offer to Purchase is correct as of any time other than the date of this Offer to Purchase or that there have been no changes in the information in or incorporated by reference herein or in the affairs of the Company or any of its subsidiaries since the date hereof. We have not authorized anyone to provide you with information in connection with the Offer other than the information in this Offer to Purchase or the related Letter of Transmittal. If anyone makes any recommendation or gives any information, you must not rely upon that recommendation or information as having been authorized by the Company, the Dealer Managers, the Paying Agent, the Depositary or the Information Agent.

TIER REIT, Inc.
July 23, 2015

        The Letter of Transmittal and any other required documents should be sent or delivered by each stockholder of the Company or such stockholder's broker, dealer, commercial bank, trust company or other nominee to the Depositary as follows:

The Depositary and Paying Agent for the Offer is:

By Registered, Certified or Express Mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940	By Overnight Courier: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 250 Royall Street Suite V Canton, MA 02021

By Facsimile Transmission (For Eligible Institutions Only): (617) 360-6810

Confirm by Telephone(For Eligible Institutions Only): (781) 575-2332

        DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

        Questions and requests for assistance by institutional stockholders may be directed to the Dealer Managers and questions and requests for assistance by retail stockholders may be directed to the Information Agent, in each case at the telephone numbers and addresses set forth below. Stockholders may also contact their broker, dealer, commercial bank, trust company or other nominee and/or financial advisor for assistance concerning the Offer.

        You may request additional copies of this Offer to Purchase, the Letter of Transmittal and other Offer documents from the Information Agent at the telephone numbers and address set forth below. The Information Agent will promptly furnish to stockholders additional copies of these materials at the Company's expense.

The Information Agent for the Offer is:

480 Washington Blvd., 26th Floor
Jersey City, NJ 07310
Banks, Brokers and Shareholders
Call Toll-Free (800) 457-0759
Or Contact via E-mail at:
TIER@georgeson.com

The Dealer Managers for the Offer are:

J.P. Morgan Securities LLC	Wells Fargo Securities, LLC

383 Madison Avenue New York, New York 10179 Call Toll Free: (877) 371-5947	375 Park Avenue New York, New York 10152 Call: (212) 214-6400 Call Toll Free: (877) 450-7515